Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 4, 2021,

among

AMERISOURCEBERGEN CORPORATION,

The BORROWING SUBSIDIARIES Party Hereto,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

and

CITIBANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

MUFG BANK, LTD.
THE BANK OF NOVA SCOTIA,
and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

TABLE OF CONTENTS

i

Page

ARTICLE VI

Negative Covenants

SECTION 6.01.	Subsidiary Indebtedness	105
SECTION 6.02.	Liens	106
SECTION 6.03.	Fundamental Changes	107
SECTION 6.04.	Asset Sales	108
SECTION 6.05.	Leverage Ratio	108

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

SECTION 8.01.	Authorization and Action	111
SECTION 8.02.	Posting of Communications	114
SECTION 8.03.	Successor Administrative Agent	115
SECTION 8.04.	Acknowledgements of Lenders and Issuing Banks	116
SECTION 8.05.	Certain ERISA Matters	117
SECTION 8.06.	Miscellaneous	128

ARTICLE IX

Collection Allocation Mechanism

ARTICLE X

Guarantee

ARTICLE XI

Miscellaneous

SECTION 11.01.	Notices	122
SECTION 11.02.	Waivers; Amendments	124
SECTION 11.03.	Expenses; Limitation of Liability; Indemnity	126
SECTION 11.04.	Successors and Assigns	128
SECTION 11.05.	Survival	132
SECTION 11.06.	Counterparts; Integration; Effectiveness; Electronic Execution	132

Schedules

Schedule 2.01	Commitments
Schedule 2.02	Lending Offices
Schedule 2.05A	Existing Letters of Credit
Schedule 2.05B	LC Commitments
Schedule 6.02	Existing Liens

Exhibits

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Borrower Joinder Agreement
Exhibit B-2	Form of Borrower Termination Agreement
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E-1	Form of US Tax Compliance Certificate (For Non-US Lenders That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit E-2	Form of US Tax Compliance Certificate (For Non-US Participants That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit E-3	Form of US Tax Compliance Certificate (For Non-US Participants That Are Partnerships For US Federal Income Tax Purposes)
Exhibit E-4	Form of US Tax Compliance Certificate (For Non-US Lenders That Are Partnerships For US Federal Income Tax Purposes)

AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 4, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among AMERISOURCEBERGEN CORPORATION, a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrowers (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend, and the Lenders are willing, on the terms and subject to the conditions set forth herein, to extend, credit in the form of:

(a) Tranche One Commitments under which (i) the Borrowers may obtain Revolving Loans in US Dollars, Sterling, Euro, Designated Currencies and, in the case of Borrowers that are Canadian Subsidiaries, Canadian Dollars, (ii) the Borrowers that are UK Subsidiaries or Irish Subsidiaries may obtain Swingline Loans in Sterling, (iii) the Borrowers that are not US Subsidiaries may obtain Swingline Loans in Euro and (iv) the Borrowers may obtain Letters of Credit in US Dollars, Sterling, Euro, Designated Currencies and, in the case of Borrowers that are Canadian Subsidiaries, Canadian Dollars.

(b) Tranche Two Commitments under which (i) the Borrowers may obtain Revolving Loans in US Dollars, Sterling, Euro, Designated Currencies and, in the case of Borrowers that are Canadian Subsidiaries, Canadian Dollars, (ii) the Borrowers that are UK Subsidiaries or Irish Subsidiaries may obtain Swingline Loans in Sterling, (iii) the Borrowers that are not US Subsidiaries may obtain Swingline Loans in Euro and (iv) the Borrowers may obtain Letters of Credit in US Dollars, Sterling, Euro and Designated Currencies.

The proceeds of Loans made hereunder will be used for general corporate purposes of the Company and the Subsidiaries. Letters of Credit and Swingline Loans will be used by the Company and the Subsidiaries for general corporate purposes.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning set forth in Section 2.09(d).

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted CDO Rate” means, with respect to any CDOR Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the CDO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted EURIBO Rate” means, with respect to any EURIBO Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder or under the other Loan Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Tranche One Revolving Credit Exposure” means the sum of the Tranche One Revolving Credit Exposures of all the Lenders; provided that for purposes of this definition, the Tranche One Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Tranche One Swingline Exposure in excess of its Tranche One Percentage of all outstanding Tranche One Swingline Loans.

“Aggregate Tranche Two Revolving Credit Exposure” means the sum of the Tranche Two Revolving Credit Exposures of all the Lenders; provided that for purposes of this definition, the Tranche Two Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Tranche Two Swingline Exposure in excess of its Tranche Two Percentage of all outstanding Tranche Two Swingline Loans.

“Agreed Currencies” means US Dollars, Sterling, Euros, Canadian Dollars and the Alternative Currencies.

“Agreed LC Currency” means, as to each Issuing Bank in relation to any Tranche, any Alternative Currency (other than any Alternative Currency that is also a currency in which Revolving Loans may be made under such Tranche) approved in writing by such Issuing Bank and the Administrative Agent that is freely traded and convertible into US Dollars in the London or other offshore interbank market for such currency and for which a US Dollar Equivalent can be determined.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month (or, in the event the LIBO Screen Rate for deposits in US Dollars is not available for such maturity of one month, shall be based on the Interpolated Screen Rate as of such time); provided that (i) if such rate shall be less than zero, such rate shall be deemed to be zero and (ii) if such rate cannot be determined, such rate shall be deemed to be zero. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above; provided that the Alternate Base Rate shall not be less than 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” means any currency other than US Dollars, Sterling, Euros or Canadian Dollars.

“Ancillary Document” has the meaning set forth in Section 11.06(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules and regulations of any jurisdiction applicable to the Company and the Subsidiaries concerning or relating to bribery, money laundering or corruption.

“Applicable Funding Account” means, as to each Borrower, the applicable account that shall be specified in a written notice signed by a Financial Officer and delivered to and approved by the Administrative Agent.

“Applicable Rate” means, for any day, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, “LIBOR/EURIBOR/CDOR/SONIA/Swingline Loans Spread” or “ABR/Canadian Prime Rate Spread”, as the case may be, based upon the ratings established by S&P, Moody’s and Fitch for the Index Debt as in effect on such day:

Category	Ratings (S&P/Moody’s/Fitch)	Facility Fee Rate (basis points per annum)	LIBOR/EURIBOR/ CDOR/SONIA/ Swingline Loans Spread (basis points per annum)	ABR/Canadian Prime Rate Spread (basis points per annum)
Category 1	A/A2/A	7.0	80.5	0.0
Category 2	A-/A3/A-	8.0	92.0	0.0
Category 3	BBB+/Baa1/BBB+	10.0	102.5	2.5
Category 4	BBB/Baa2/BBB	12.5	112.5	12.5
Category 5	Lower than BBB/Baa2/BBB	15.0	122.5	22.5

For purposes of the foregoing, (a) if any of Moody’s, S&P or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (b) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the Category in which two of such ratings shall fall or, if there shall be no such Category, on the Category in which the second highest of the three ratings shall fall; and (c) if the rating established or deemed to have been established by Moody’s, S&P or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings of the other rating agencies (or, if the circumstances referred to in this sentence shall affect all such rating agencies, the ratings most recently in effect prior to such changes or cessations).

“Applicable Time” means, with respect to any payments in any currency other than US Dollars, the local time in the place of settlement for such currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan, BofA Securities, Inc. and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(v).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i) or 2.14(b)(ii).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in any currency other than US Dollars or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below:

(1) in the case of any Loan denominated in US Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) in the case of any Loan denominated in US Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other US Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Foreign Currency Overnight Rate”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.14(b)(ii); or

(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrower DTTP Filing” means an HMRC Form DTTP2, duly completed and filed by the relevant UK Borrowing Subsidiary within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the applicable Lender or Issuing Bank to such UK Borrowing Subsidiary and the Administrative Agent.

“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form of Exhibit B-1.

“Borrower Termination Agreement” means a Borrower Termination Agreement substantially in the form of Exhibit B-2.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of LIBOR Loans, CDOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan or Swingline Loans of the same Class and currency made on a single date.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Sterling, £500,000, (c) in the case of a Borrowing denominated in Euros, €3,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$5,000,000 and (e) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Designated Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$100,000, (b) in the case of a Borrowing denominated in Sterling, £100,000, (c) in the case of a Borrowing denominated in Euros, €100,000, (d) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$100,000 and (e) in the case of a Borrowing denominated in any Designated Currency, 100,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means (a) BP Pharmaceuticals Laboratories Unlimited Company, an unlimited company organized under the laws of the Republic of Ireland, (b) Innomar Strategies Inc., a corporation formed under the laws of the Province of Ontario, Canada, (c) Centaur Services Limited, a company incorporated under the laws of England and Wales, and (d) any other Subsidiary that has become a Borrowing Subsidiary as provided in Section 2.21 and has not ceased to be a Borrowing Subsidiary as provided in such Section.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in US Dollars in the London interbank market or any day on which banks in London are not open for business, (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with a CDOR Loan or a Canadian Prime Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in Toronto, (d) when used in connection with an RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day and (e) when used in connection with a Loan to any Borrower organized in a jurisdiction other than the United States of America, the Republic of Ireland, the United Kingdom or Canada, the term “Business Day” shall also exclude any day on which commercial banks in the jurisdiction of organization of such Borrower are authorized or required by law to remain closed.

“CAM” means the mechanism for the allocation and exchange of interests in the Tranches and the collections thereunder established under Article IX.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article IX.

“CAM Exchange Date” means the date on which any event referred to in clause (h) or (i) of Article VII shall occur with respect to the Company.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the US Dollar Equivalents (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange and (b) the denominator shall be the sum of the US Dollar Equivalents (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange.

“Canadian Borrowing Subsidiary” means any Borrowing Subsidiary that is a Canadian Subsidiary.

“Canadian Dollars” or “Cdn.$” means the lawful money of Canada.

“Canadian Prime Rate” means, for any day, the rate of interest per annum equal to the greater of (a) the PRIMCAN Index rate that appears on the Bloomberg screen (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) at approximately 10:15 a.m., Toronto time, on such day and (b) the interest rate per annum equal to the sum of (i) the CDO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Canadian Dollars with a maturity of 30 days and (ii) 1.00% per annum. For purposes of clause (b) above, the CDO Rate on any day shall be based on the CDO Screen Rate at approximately 10:15 a.m., Toronto time, on such day for deposits in Canadian Dollars with a maturity of 30 days (or, in the event the CDO Screen Rate for deposits in Canadian Dollars is not available for such maturity of 30 days, shall be based on the Interpolated Screen Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If, after giving effect to the immediately preceding sentence, the rate referred to in clause (b) above may not be determined, then the Canadian Prime Rate shall be determined without reference to clause (b) above; provided that the Canadian Prime Rate shall not be less than 1.00%. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDO Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDO Rate, as the case may be.

“Canadian Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“CDO Rate” means, with respect to any CDOR Borrowing for any Interest Period, the CDO Screen Rate (rounded if necessary to the nearest 1/100 of 1% (with 0.005% being rounded up)) at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day) (as adjusted by the Administrative Agent after such time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if the CDO Screen Rate shall not be available at such time for such Interest Period, then the CDO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.

“CDO Screen Rate” means a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period as displayed on the “Reuters Screen CDOR Page” as defined in the ISDA Definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate or on the appropriate page of such other information service that publishes such rate from time to time, as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the CDO Screen Rate shall be less than zero, such rate shall be deemed to be zero.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted CDO Rate.

“Central Bank Rate” means (a) the greater of (i) (A) for any Loan or LC Disbursement denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (B) for any Loan or LC Disbursement denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (C) for any Loan or LC Disbursement denominated in any other currency other than US Dollars, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) zero; plus (b) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan or LC Disbursement denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) for any Loan or LC Disbursement denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) for any Loan or LC Disbursement denominated in any other currency other than US Dollars, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (b) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month (or, in the case of LC Disbursements, for overnight deposits in Euro); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date), of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the Restatement Effective Date, (ii) nominated by the board of directors of the Company, (iii) appointed by directors referred to in the preceding clauses (i) and (ii), or (iv) approved by the board of directors of the Company as director candidates prior to their election to such board of directors; or (c) the occurrence of a “Change of Control” (or other similar event or condition however denominated) under any instrument or agreement evidencing or governing Indebtedness, or obligations in respect of any Hedging Agreement, in an aggregate principal amount exceeding US$150,000,000.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule or regulation, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or made or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claims” has the meaning set forth in Section 2.18(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche One Revolving Loans, Tranche Two Revolving Loans, Tranche One Swingline Loans or Tranche Two Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Tranche One Commitment or a Tranche Two Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitments” means the Tranche One Commitments and the Tranche Two Commitments, as the case may be. The aggregate amount of the Commitments as of the Restatement Effective Date is US$2,400,000,000.

“Commitment Increase” has the meaning set forth in Section 2.09(e).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank through an Electronic System.

“Company” has the meaning set forth in the preamble to this Agreement.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any special one-time or extraordinary charges or extraordinary losses for such period, in each case to the extent not involving cash payments by the Company or any Subsidiary in such period, (v) any LIFO adjustment (if negative) or charge for such period and (vi) non-cash expenses and charges for such period associated with derivatives transactions, including such non-cash expenses and charges attributed to warrants issued and any associated hedging transactions, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any special one-time or extraordinary non-cash gains for such period, (ii) any LIFO adjustment (if positive) or credit for such period, (iii) any non-cash gains for such period associated with derivatives transactions, including such non-cash gains attributed to warrants issued and any associated hedging transactions, all determined on a consolidated basis in accordance with GAAP and (iv) any cash payments made by the Company or any Subsidiary in such period in respect of any special one-time or extraordinary charges or extraordinary losses added back to Consolidated Net Income in a prior period pursuant to clause (a)(iv) above. In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated EBITDA shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income or loss of any Person (other than the Company) that is not a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into, amalgamated with or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such Subsidiary.

“Consolidated Tangible Assets” means the book value of the total consolidated assets of the Company and the Subsidiaries less the book value of all intangible assets, including goodwill, trademarks, non-compete agreements, customer relationships, patents, unamortized deferred financing fees, and other rights or nonphysical resources that are presumed to represent an advantage to the Company in the marketplace, in each case determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.20.

“Credit Party” means the Administrative Agent, an Issuing Bank, a Swingline Lender or any other Lender.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”), with respect to any Loan or any LC Disbursement denominated in Euro, an interest rate per annum equal to the greater of (a) ESTR for the day that is one Business Day prior to (i) if such ESTR Interest Day is an RFR Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such ESTR Interest Day and (b) zero. Any change in Daily Simple ESTR due to a change in ESTR shall be effective from and including the effective date of such change in ESTR without notice to any Borrower.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan or LC Disbursement denominated in Sterling, Daily Simple SONIA for such day and (b) with respect to any Swingline Loan or LC Disbursement denominated in Euro, Daily Simple ESTR for such day.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”) with respect to any Loan or any LC Disbursement denominated in Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days (in the case of a Swingline Loan or an LC Disbursement, one RFR Business Day) prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded, purchased or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including by reference to a particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including by reference to a particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Designated Currency” means, in relation to any Tranche, any currency (a) that is freely transferable and convertible into US Dollars in the London or other offshore interbank market, and (b) that has been designated by the Administrative Agent as a Designated Currency under such Tranche at the request of the Company and with the consent of each Lender with a Commitment or a Revolving Credit Exposure under such Tranche. If the applicable Lenders and the Administrative Agent shall so elect, the designation of a currency as a Designated Currency in relation to any Tranche may be limited to one or more of the Borrowers entitled to borrow under such Tranche.

“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Revolving Loans, (b) participations in Swingline Loans funded (or required to be funded as provided in Article IX) by the Tranche One Lenders or the Tranche Two Lenders, as applicable, (c) unreimbursed LC Disbursements and interest thereon and (d) all facility fees and Letter of Credit participation fees.

“Documentation Agents” means Citibank, N.A., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., The Bank of Nova Scotia and U.S. Bank National Association.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Early Opt-in Election” means, if the then current Benchmark with respect to US Dollars is the LIBO Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding US Dollar-denominated syndicated credit facilities at such time contain (as a result of an amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

(2) the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Company and the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Company or any Subsidiary.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent pursuant to Section 4063, 4203 or 4205 of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“ESTR Borrowing” means any Borrowing comprised of ESTR Loans.

“ESTR Interest Day” has the meaning set forth in the definition of “Daily Simple ESTR”.

“ESTR Loan” means any Loan that bears interest at a rate determined by reference to Daily Simple ESTR.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that if the EURIBO Screen Rate shall not be available at such time for such Interest Period, then the EURIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.

“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of such rate) for the applicable period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the EURIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.12(b), compute the US Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Excluded Taxes” means, with respect to any Lender, (a) income or franchise Taxes imposed on (or measured by) its net income by (i) the United States of America or (ii) the jurisdiction under the laws of which such Lender is organized, in which its principal office is located or in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction described in clause (a)(ii) above, (c) any withholding Taxes that are attributable to the failure of such Lender to comply with Section 2.17(f), 2.17(g) or 2.17(h), (d) other than with respect to any Lender that becomes a Lender through an assignment under Section 2.19(b), any withholding Taxes that are imposed on amounts payable by a Borrower organized in the United States of America, the Republic of Ireland, the United Kingdom or Canada to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment (other than any such interest that such Lender acquires pursuant to the operation of the CAM), to the extent such Taxes are (i) imposed by any taxation authority of such Borrower’s jurisdiction of organization (including country) on amounts payable from locations within such jurisdiction to such Lender’s applicable Lending Office designated for Borrowers organized in such jurisdiction and (ii) in effect and applicable (assuming the taking by such Borrower and such Lender of all actions required in order for available exemptions from such Taxes to be effective) at the time such Lender becomes a party to this Agreement (or designates a new Lending Office for Borrowers organized in such jurisdiction), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Taxes pursuant to Section 2.17 and (e) any US Federal withholding Taxes imposed under FATCA.

“Existing 364-Day Credit Agreement” means the 364-Day Credit Agreement, dated as of February 17, 2021, among the Company, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Credit Agreement” means this Credit Agreement, as amended and in effect immediately prior to the Restatement Effective Date.

“Existing Letters of Credit” means each letter of credit previously issued or, pursuant to the terms of the Existing Credit Agreement, deemed issued for the account of the Company or a Subsidiary pursuant to the Existing Credit Agreement and listed on Schedule 2.05A.

“Existing Maturity Date” has the meaning set forth in Section 2.23.

“Existing Securitization” means the Securitization provided for in the Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010, as amended, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as initial servicer, various purchaser groups from time to time party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrator.

“Extending Lender” has the meaning set forth in Section 2.23.

“Extension” has the meaning set forth in Section 2.23.

“Extension Closing Date” has the meaning set forth in Section 2.23.

“Extension Notice” has the meaning set forth in Section 2.23.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means (a) with respect to the Company, the chief financial officer, principal accounting officer, treasurer, controller, assistant treasurer or director of treasury or director or officer with comparable responsibilities of the Company and (b) with respect to any Borrowing Subsidiary, the chief financial officer, principal accounting officer, treasurer, controller, assistant treasurer or director of treasury or director or officer with comparable responsibilities of the Company or such Borrowing Subsidiary; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of the Company or such Borrowing Subsidiary, as the case may be, shall have, theretofore (including on the Restatement Effective Date) or concurrently therewith, delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Currency Overnight Rate” means, for any day, with respect to any amount, (a) (i) if such amount is denominated in Canadian Dollars, a rate per annum equal to the Canadian Prime Rate, (ii) if such amount is denominated in Euro, a rate per annum equal to the Daily Simple ESTR, (iii) if such amount is denominated in Sterling, a rate per annum equal to the Daily Simple SONIA and (iv) if such amount is denominated in any other currency, a rate per annum at which overnight deposits in such currency would be offered on such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent by such means as the Administrative Agent shall determine to be reasonable, or (b) if, with respect to any currency, the Administrative Agent reasonably determines that it is unable to determine the rate referred to in clause (a) above with respect to such currency, then a rate per annum equal to the Central Bank Rate with respect to such currency; provided that, if the Foreign Currency Overnight Rate as so determined would be less than zero, the Foreign Currency Overnight Rate will be deemed to be zero.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the lesser of (i) the principal amount outstanding on such date of the Indebtedness guaranteed thereby and (ii) in the case of any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined pursuant to such terms).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or any credit default swap agreement.

“HMRC” means H.M. Revenue & Customs.

“HMRC DT Treaty Passport Scheme” means the HMRC Double Taxation Treaty Passport scheme.

“Increase Effective Date” has the meaning set forth in Section 2.09(e).

“Increasing Lender” has the meaning set forth in Section 2.09(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes (including the Senior Notes) or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) deferred compensation payable to directors, officers or employees of such Person, (ii) trade accounts payable incurred in the ordinary course of business and (iii) any purchase price adjustment or amount incurred in connection with an acquisition), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (h) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person incurred under or in connection with a Securitization; provided that, notwithstanding the foregoing, obligations of such Person arising under the Supply Chain Financing Arrangements solely as a result of a recharacterization of a sale by such Person of accounts receivable as incurrence of debt shall not constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 11.03(c).

“Index Debt” means the Company’s senior, unsecured, non-credit-enhanced long-term Indebtedness for borrowed money.

“Information Memorandum” means the Confidential Information Memorandum dated October 2021, relating to the Company and the Transactions.

“Initial Borrowings” has the meaning set forth in Section 2.09(e).

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan, the first Business Day of each January, April, July and October, (b) with respect to any LIBOR Loan, CDOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any SONIA Loan (other than a Swingline Loan), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (d) with respect to any Swingline Loan, the first Business Day of each calendar month and the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (i) for LIBOR Borrowings and EURIBOR Borrowings, one, three or six months (or, with the consent of each Lender under the applicable Tranche, 12 months) thereafter and (ii) for CDOR Borrowings, one, two or three months thereafter, in each case, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing for any Interest Period or clause (c) of the definition of the term “Alternate Base Rate”, a rate per annum (rounded to the same number of decimal places as the Relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the Relevant Screen Rate for the longest period (for which the Relevant Screen Rate is available) that is shorter than the applicable period; and (b) the Relevant Screen Rate for the shortest period (for which the Relevant Screen Rate is available) that is longer than the applicable period, in each case, as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with the other provisions hereof; provided that if such rate would be less than zero, such rate shall be deemed to be zero.

“Irish Borrowing Subsidiary” means any Borrowing Subsidiary that is an Irish Subsidiary.

“Irish Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the Republic of Ireland or any political subdivision thereof.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each of JPMorgan, Bank of America, N.A. and Wells Fargo Bank, National Association and (b) each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall cause such Affiliate to comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Issuing Bank Agreement” has the meaning set forth in Section 2.05(j).

“ITA” means the United Kingdom Income Tax Act 2007.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is set forth in Schedule 2.05B or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(j), in its Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Company, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Disbursement” means a Tranche One LC Disbursement or a Tranche Two LC Disbursement.

“LC Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which US Dollars may be exchanged into such other currency at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“LC Exposure” means, at any time, the sum of the Tranche One LC Exposure and the Tranche Two LC Exposure at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case in a currency other than US Dollars, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Applicable Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“Lender-Related Person” means the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender pursuant to an Assignment and Assumption or Section 2.09(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Lending Office” means a Tranche One Lending Office or a Tranche Two Lending Office.

“Letter of Credit” means any Tranche One Letter of Credit or Tranche Two Letter of Credit. For the avoidance of doubt, nothing herein shall prohibit any Lender from issuing letters of credit for the account of the Company and the Subsidiaries in addition to those issued under this Agreement.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date); provided that for purposes of determining the Leverage Ratio at any time, the outstanding amount of the Revolving Loans and all other revolving Indebtedness, and the amounts of all Securitizations, included in Total Indebtedness shall be deemed to equal the average of (i) the outstanding amounts of the Revolving Loans and other revolving Indebtedness and (ii) the amounts of all Securitizations, in each case on the last day of each of the four most recently ended fiscal quarters, net of Permitted Investments of the Company and the Subsidiaries (excluding therefrom proceeds of any Acquisition Indebtedness to the extent such Acquisition Indebtedness as of such day was excluded from Total Indebtedness pursuant to the definition of such term) not to exceed US$100,000,000 on the last day of each such quarter.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.

“LIBO Screen Rate” means a rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars for the applicable Interest Period, as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrower Joinder Agreement, each Borrower Termination Agreement, any guarantee agreement entered into pursuant to Section 6.01, any incremental facility agreement referred to in Section 2.09(d) and, other than for purposes of Section 11.02, each Swingline Agreement, each Issuing Bank Agreement, any agreement between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment and each promissory note issued hereunder.

“Loan Parties” means, at any time, the Company, each other Borrower and each Subsidiary that at such time is a party to any guarantee agreement entered into pursuant to Section 6.01.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor exceeds US$500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company and its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor exceeds US$500,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries, in an aggregate principal amount exceeding US$150,000,000; provided that the term Material Indebtedness shall not include the Indebtedness of Profarma or its subsidiaries to the extent such Indebtedness is not Guaranteed by the Company or any Subsidiary (other than Profarma and its subsidiaries). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary (a) in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time and (b) in respect of any Securitization shall be determined as set forth in the definition of such term.

“Maturity Date” means, subject to extension pursuant to Section 2.23, November 4, 2026; provided that if such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“MNPI” means material information concerning the Company or any of the Subsidiaries or any of its or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities and Exchange Act of 1934, as amended. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of its or their respective securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Extending Lender” has the meaning set forth in Section 2.23.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on the such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if the NYFRB Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Company and the Subsidiaries under all Hedging Agreements and cash management arrangements or agreements (i) existing on the Restatement Effective Date with a Person that is a Lender on such date (or an Affiliate of such a Lender) or (ii) with a Person that shall have been the Administrative Agent or a Lender at the time the applicable Hedging Agreement or cash management arrangement or agreement was entered into (or an Affiliate of the Administrative Agent or such a Lender).

“Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(a) a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Company, US Dollar-denominated syndicated credit facilities at such time contain (as a result of an amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and

(b) the Administrative Agent, in its sole discretion, and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Taxes (other than a connection arising from such Credit Party having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes, or any other excise or property Taxes, charges or similar levies, arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings in US Dollars by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Participant” has the meaning set forth in Section 11.04(f).

“Participant Register” has the meaning set forth in Section 11.04(f).

“Payment” has the meaning set forth in Section 8.04(c).

“Payment Notice” has the meaning set forth in Section 8.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)  pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(j) Liens that are contractual rights of set-off;

(k) deposits of cash, cash equivalents and Permitted Investments with a trustee or a similar representative made to defease or to satisfy and discharge any debt securities;

(l) Liens on earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement with respect to an acquisition or other investment permitted hereunder; and

(m) customary Liens arising under sale agreements related to any disposition permitted hereunder, provided that such Liens extend only to the property to be disposed of;

provided that, except as set forth in clauses (c)(ii), (d)(ii) and (k), the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

(b) Indebtedness constituting direct obligations of any of the following agencies or any other like governmental or government-sponsored agency: Federal Farm Credit Bank, Federal Intermediate Credit Bank, Federal Financings Bank, Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Tennessee Valley Authority, Student Loan Marketing Association, Export-Import Bank of the United States, Farmers Home Administration, Small Business Administration, Inter-American Development Bank, International Bank for Reconstruction and Development, Federal Land Banks, and Government National Mortgage Association;

(c) direct and general obligations of any state of the United States of America or any municipality or political subdivision of such state, including auction rate securities (“Auctions”), variable demand notes (“VRDNs”) and non rated pre-funded debt, or obligations of any corporation, if such obligations, except pre-refunded debt, have long-term debt ratings of A3 by Moody’s or A- by S&P or A- by Fitch or have short-term ratings of VMIG-1 or MIG-1 by Moody’s or A-1 by S&P or F1 by Fitch;

(d) obligations (including asset-backed obligations and Equity Interests that by their terms are immediately redeemable at the option of the holder thereof for cash equal to the face amount of such Equity Interests) of any corporation, partnership, trust or other entity which are rated (or which, in the case of any such Equity Interests, are issued by an entity that is rated) at least P1 by Moody’s or A1 by S&P or F1 by Fitch (short-term rating) or A3 by Moody’s or A- by S&P or A- by Fitch (long-term rating);

(e) investments in commercial paper maturing within 13 months from the date of acquisition thereof and rated, at such date of acquisition, at least P1 by Moody’s or A1 by S&P or A1 by Fitch, and investments in master notes that are rated (or that have been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any security within that class, that is comparable in priority and security with said master note) at least P1 by Moody’s or A1 by S&P or A1 by Fitch;

(f) investments in certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (f) above (or subsidiaries or Affiliates of such financial institutions); and

(h) money market funds.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Board of Governors (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Proceeds” has the meaning specified in Section 9-102 of the Uniform Commercial Code of the State of New York.

“Profarma” means Profarma Distribuidora de Produtos Farmacêuticos S.A., a company organized under the laws of Brazil.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 11.20.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the LIBO Rate, 11:00 a.m., London time, on the day that is two London banking days preceding the date of such setting, (b) if such Benchmark is the CDO Rate, 10:15 a.m., Toronto time, on the date of such setting, (c) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting or (d) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 11.04(d).

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, members, trustees, agents, partners, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, (i) Bank of Canada or any other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) Bank of Canada, (B) any other supervisor that is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement, (C) a group of Bank of Canada or any such other supervisors or (D) the Financial Stability Board or any part thereof and (e) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Interbank Market” means (a) with respect to US Dollars, the London interbank market, (b) with respect to Euros, the European interbank market and (c) with respect to Canadian Dollars, the Toronto interbank market.

“Relevant Rate” means (a) with respect to any LIBOR Borrowing, the LIBO Rate, (b) with respect to any EURIBOR Borrowing, the EURIBO Rate, (c) with respect to any CDOR Borrowing, the CDO Rate and (d) with respect to any RFR Borrowing, the applicable Daily Simple RFR.

“Relevant Screen Rate” means (a) with respect to any borrowing denominated in US Dollars, the LIBO Screen Rate, (b) with respect to any borrowing denominated in Canadian Dollars, the CDO Screen Rate and (c) with respect to any borrowing denominated in Euros, the EURIBO Screen Rate.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of all Lenders at such time; provided, that for purposes of this definition, (a) the Tranche One Revolving Credit Exposure of any Swingline Lender shall be deemed to exclude any amount of its Tranche One Swingline Exposure in excess of its Tranche One Percentage of all outstanding Tranche One Swingline Loans, but adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche One Swingline Exposures of Defaulting Lenders in effect at such time, (b) the Tranche Two Revolving Credit Exposure of any Swingline Lender shall be deemed to exclude any amount of its Tranche Two Swingline Exposure in excess of its Tranche Two Percentage of all outstanding Tranche Two Swingline Loans, but adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche Two Swingline Exposures of Defaulting Lenders in effect at such time, and (c) the unused Commitments of any such Lender shall be determined on the basis of its Tranche One Revolving Credit Exposure or Tranche Two Revolving Credit Exposure, as applicable, excluding the excess amounts referred to in the preceding clauses (a) and (b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.02).

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Credit Exposure” means a Tranche One Revolving Credit Exposure or a Tranche Two Revolving Credit Exposure.

“Revolving Loan” means a Tranche One Revolving Loan or a Tranche Two Revolving Loan.

“RFR” means (a) for any Loan or LC Disbursement denominated in Sterling, SONIA and (b) for any Swingline Loan or LC Disbursement denominated in Euro, ESTR.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan or LC Disbursement denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for business in London and (b) for any Swingline Loan or LC Disbursement denominated in Euro, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for business in Brussels.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to a Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, territory or region that is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, any Person the subject of any Sanctions, including (a) any Person listed in any Sanctions-related list of specially designated foreign nationals or other persons maintained (i) by the Office of Foreign Assets Control of the United States Department of Treasury, the United States State Department or the United States Department of Commerce, (ii) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (iii) the Government of Canada or any of its departments or agencies, (b) any Person located, organized or ordinarily resident in a Sanctioned Country or (c) any Person 50% or more owned by one or more Persons referenced in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by the Office of Foreign Assets Control of the United States Department of Treasury, the United States State Department or the United States Department of Commerce, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Government of Canada or any of its departments or agencies.

“Securitization” means any transfer by the Company or any Subsidiary of accounts receivable and Proceeds thereof or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers; provided that a Supply Chain Financing Arrangement shall not constitute a Securitization. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Securitization Entity” means Amerisource Receivables Financial Corporation, a Delaware corporation, and any other wholly owned limited purpose Subsidiary that purchases accounts receivable of the Company or any Subsidiary pursuant to a Securitization.

“Senior Notes” means the Company’s (a) 0.737% Senior Notes due 2023 in an original aggregate principal amount of US$1,525,000,000, (b) 3.400% Senior Notes due 2024 in an original aggregate principal amount of US$500,000,000, (c) 3.250% Senior Notes due 2025 in an original aggregate principal amount of US$500,000,000, (d) 4.250% Senior Notes due 2045 in an original aggregate principal amount of US$500,000,000, (e) 3.450% Senior Notes due 2027 in an original aggregate principal amount of US$750,000,000, (f) 4.300% Senior Notes due 2047 in an original aggregate principal amount of US$500,000,000, (g) 2.800% Senior Notes due 2030 in an original aggregate principal amount of US$500,000,000 and (h) 2.700% Senior Notes due 2031 in an original aggregate principal amount of US$1,000,000,000.

“Significant Subsidiary” means each Subsidiary other than any Subsidiary or Subsidiaries that individually or in the aggregate, on a consolidated basis with their subsidiaries, did not account for more than 1% of the total assets or revenues of the Company and the Subsidiaries on a consolidated basis at the end of or for the most recent four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.04(a)); provided that until such time as securities or other ownership interests representing more than 50% of the equity of Profarma are owned, controlled or held by the Company or any Subsidiary, Profarma shall not be deemed to be a Significant Subsidiary.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means any Borrowing comprised of SONIA Loans.

“SONIA Interest Day” has the meaning set forth in the definition of “Daily Simple SONIA”.

“SONIA Loan” means any Loan that bears interest at a rate determined by reference to Daily Simple SONIA.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans, CDOR Loans and EURIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subsequent Borrowings” has the meaning set forth in Section 2.09(e).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Supply Chain Financing Arrangement” means an arrangement whereby the Company or any of its Subsidiaries sells, on a non-recourse basis except to the extent customary in a “true sale” arrangement, its accounts receivable, in connection with the collection of such accounts receivable in the ordinary course of business and to effect an acceleration of payment thereof (and not as part of a financing by the Company or any Subsidiary), pursuant to a “supply chain financing” program established at the request of the customer that is the account debtor with respect to such accounts receivable.

“Supported QFC” has the meaning set forth in Section 11.20.

“Swingline Agreement” means an instrument executed by the Company, a Lender and the Administrative Agent under which such Lender agrees to serve as a Swingline Lender.

“Swingline Exposure” means, at any time, the sum of the Tranche One Swingline Exposure and the Tranche Two Swingline Exposure at such time.

“Swingline Lender” means (a) JPMorgan, in its capacity as a lender of Swingline Loans pursuant to Section 2.04, and (b) any other Lender that shall have agreed to serve in such capacity pursuant to its Swingline Agreement. Any Swingline Lender may perform any of its obligations in its capacity as such through one or more of its Affiliates.

“Swingline Loan” means a Tranche One Swingline Loan or a Tranche Two Swingline Loan.

“Syndication Agents” means Bank of America, N.A. and Wells Fargo Bank, National Association.

“Synthetic Lease” means a lease of property or assets designed to permit the lessees (a) to claim depreciation on such property or assets under US tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (a) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (b) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in the lessor under such Synthetic Lease.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement)

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

“Term Credit Agreement” means the Term Credit Agreement, dated as of February 17, 2021, among the Company, the lenders party thereto and JPMorgan, as administrative agent.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14(b) that is not Term SOFR.

“Total Indebtedness” means, as of any date, the sum, without duplication of (a) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but subject to Section 1.04(a)), (b) the aggregate of the amounts of all Securitizations of the Company and the Subsidiaries and (c) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that for the purposes of determining Total Indebtedness at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the Tranche One Commitments, the Tranche One Revolving Loans, the Tranche One Letters of Credit and the Tranche One Swingline Loans (“Tranche One”) and (b) the Tranche Two Commitments, the Tranche Two Revolving Loans, the Tranche Two Letters of Credit and the Tranche Two Swingline Loans (“Tranche Two”).

“Tranche One” has the meaning set forth in the definition of the term “Tranche”.

“Tranche One Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche One Revolving Loans and to acquire participations in Tranche One Swingline Loans and Tranche One Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche One Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche One Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or acquired its Tranche One Commitment, as the case may be. The aggregate amount of the Tranche One Commitments on the Restatement Effective Date is US$355,000,000.

“Tranche One LC Disbursement” means a payment made by an Issuing Bank pursuant to a Tranche One Letter of Credit. The amount of any Tranche One LC Disbursement made by an Issuing Bank in any currency other than US Dollars and not reimbursed by or on behalf of the applicable Borrower shall be determined as set forth in Section 2.05(e) or 2.05(o), as applicable.

“Tranche One LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Tranche One Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Tranche One LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Tranche One LC Exposure of any Tranche One Lender at any time shall be its Tranche One Percentage of the total Tranche One LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche One LC Exposure of Defaulting Lenders in effect at such time.

“Tranche One Lender” means a Lender with a Tranche One Commitment or a Tranche One Revolving Credit Exposure.

“Tranche One Lending Office” means, with respect to any Tranche One Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche One Lending Office(s)” on Schedule 2.02 or, as to any Person that becomes a Tranche One Lender after the Restatement Effective Date, in the Assignment and Assumption or the Accession Agreement executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche One Lending Office(s)” by notice to the Company and the Administrative Agent. A Tranche One Lender may designate different Tranche One Lending Offices for Loans to Borrowers in different jurisdictions.

“Tranche One Letter of Credit” means a letter of credit issued under Section 2.05 and designated as a Tranche One Letter of Credit in the request therefor submitted by the applicable Borrower and each letter of credit that is designated as a Tranche One Letter of Credit on Schedule 2.05A, other than any such Letter of Credit that shall have ceased to be a Letter of Credit outstanding hereunder pursuant to Section 11.05.

“Tranche One Percentage” means, with respect to any Tranche One Lender at any time, the percentage of the aggregate Tranche One Commitments represented by such Tranche One Lender’s Tranche One Commitment at such time; provided that, for purposes of Section 2.22 when a Defaulting Lender that is a Tranche One Lender shall exist, “Tranche One Percentage” shall mean, with respect to any Tranche One Lender, the percentage of the aggregate Tranche One Commitments (disregarding any Defaulting Lender’s Tranche One Commitment) represented by such Tranche One Lender’s Tranche One Commitment. If the Tranche One Commitments have expired or been terminated, the Tranche One Percentages shall be determined on the basis of the Tranche One Commitments most recently in effect, giving effect to any assignments and to any Tranche One Lender’s status as a Defaulting Lender at the time of determination.

“Tranche One Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche One Revolving Loans, (b) such Lender’s Tranche One LC Exposure and (c) such Lender’s Tranche One Swingline Exposure.

“Tranche One Revolving Loans” means Loans made by the Tranche One Lenders pursuant to Section 2.01(a). Each Tranche One Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of a Tranche One Revolving Loan denominated in US Dollars and made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, an ABR Loan. Each Tranche One Revolving Loan denominated in Canadian Dollars shall either be a CDOR Loan or a Canadian Prime Rate Loan. Each Tranche One Revolving Loan denominated in Sterling shall be a SONIA Loan. Each Tranche One Revolving Loan denominated in Euros shall be a EURIBOR Loan.

“Tranche One Swingline Exposure” means, at any time, the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche One Swingline Loans at such time. The Tranche One Swingline Exposure of any Lender at any time shall be the sum of (a) its Tranche One Percentage of the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche One Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Tranche One Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche One Swingline Loans), adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche One Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the sum of the US Dollar Equivalents of the principal amount of all Tranche One Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche One Swingline Loans.

“Tranche One Swingline Loan” means a Loan made pursuant to Section 2.04 and designated in the notice delivered by the applicable Borrower pursuant to paragraph (b) of such Section as a Tranche One Swingline Loan.

“Tranche Percentage” means a Tranche One Percentage or a Tranche Two Percentage, as the case may be.

“Tranche Two” has the meaning set forth in the definition of the term “Tranche”.

“Tranche Two Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche Two Revolving Loans and to acquire participations in Tranche Two Swingline Loans and Tranche Two Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche Two Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche Two Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or acquired its Tranche Two Commitment, as the case may be. The aggregate amount of the Tranche Two Commitments on the Restatement Effective Date is US$2,045,000,000.

“Tranche Two LC Disbursement” means a payment made by an Issuing Bank pursuant to a Tranche Two Letter of Credit. The amount of any Tranche Two LC Disbursement made by an Issuing Bank in any currency other than US Dollars and not reimbursed by or on behalf of the applicable Borrower shall be determined as set forth in Section 2.05(e) or 2.05(o), as applicable.

“Tranche Two LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Tranche Two Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Tranche Two LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Tranche Two LC Exposure of any Tranche Two Lender at any time shall be its Tranche Two Percentage of the total Tranche Two LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche Two LC Exposure of Defaulting Lenders in effect at such time.

“Tranche Two Lender” means a Lender with a Tranche Two Commitment or a Tranche Two Revolving Credit Exposure.

“Tranche Two Lending Office” means, with respect to any Tranche Two Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche Two Lending Office(s)” on Schedule 2.02 or, as to any Person that becomes a Tranche Two Lender after the Restatement Effective Date, in the Assignment and Assumption or Accession Agreement executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche Two Lending Office(s)” by notice to the Company and the Administrative Agent. A Tranche Two Lender may designate different Tranche Two Lending Offices for Loans to Borrowers in different jurisdictions.

“Tranche Two Letter of Credit” means a letter of credit issued under Section 2.05 and designated as a Tranche Two Letter of Credit in the request therefor submitted by the applicable Borrower and each letter of credit that is designated as a Tranche Two Letter of Credit on Schedule 2.05A, other than any such Letter of Credit that shall have ceased to be a Letter of Credit outstanding hereunder pursuant to Section 11.05.

“Tranche Two Percentage” means, with respect to any Tranche Two Lender at any time, the percentage of the aggregate Tranche Two Commitments represented by such Tranche Two Lender’s Tranche Two Commitment at such time; provided that, for purposes of Section 2.22 when a Defaulting Lender that is a Tranche Two Lender shall exist, “Tranche Two Percentage” shall mean, with respect to any Tranche Two Lender, the percentage of the aggregate Tranche Two Commitments (disregarding any Defaulting Lender’s Tranche Two Commitment) represented by such Tranche Two Lender’s Tranche Two Commitment. If the Tranche Two Commitments have expired or been terminated, the Tranche Two Percentages shall be determined on the basis of the Tranche Two Commitments most recently in effect, giving effect to any assignments and to any Tranche Two Lender’s status as a Defaulting Lender at the time of determination.

“Tranche Two Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche Two Revolving Loans, (b) such Lender’s Tranche Two LC Exposure and (c) such Lender’s Tranche Two Swingline Exposure.

“Tranche Two Revolving Loans” means Loans made by the Tranche Two Lenders pursuant to Section 2.01(b). Each Tranche Two Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of a Tranche Two Revolving Loan denominated in US Dollars and made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, an ABR Loan. Each Tranche Two Revolving Loan denominated in Sterling shall be a SONIA Loan. Each Tranche Two Revolving Loan denominated in Euros shall be a EURIBOR Loan. Each Tranche Two Revolving Loan denominated in Canadian Dollars shall be a CDOR Loan.

“Tranche Two Swingline Exposure” means, at any time, the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche Two Swingline Loans at such time. The Tranche Two Swingline Exposure of any Lender at any time shall be the sum of (a) its Tranche Two Percentage of the sum of the US Dollar Equivalents of the outstanding principal amount of all Tranche Two Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Tranche Two Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche Two Swingline Loans), adjusted to give effect to any reallocation under Section 2.22(c) of the Tranche Two Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the sum of the US Dollar Equivalents of the principal amount of all Tranche Two Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Tranche Two Swingline Loans.

“Tranche Two Swingline Loan” means a Loan made pursuant to Section 2.04 and designated in the notice delivered by the applicable Borrower pursuant to paragraph (b) of such Section as a Tranche Two Swingline Loan.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the making of Loans, the use of the proceeds thereof, the issuance of the Letters of Credit, the creation of any Guarantee provided for herein and the other transactions contemplated hereby.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Alternate Base Rate, the Daily Simple RFR or the Canadian Prime Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Borrowing Subsidiary” means any Borrowing Subsidiary that is a UK Subsidiary.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of a Loan and is a Lender:

(a)	which is:

(i)                 a bank (as defined for the purpose of section 879 of the ITA) making an advance of a Loan hereunder and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)              in respect of an advance of a Loan hereunder by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)               which is:

(i)                 a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)              a partnership each member of which is:

(A) a company so resident in the United Kingdom; or

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the United Kingdom or any political subdivision thereof.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a US Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency at the time in effect for such amount under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Special Resolution Regime” has the meaning set forth in Section 11.20.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly owned” means, as to any Subsidiary, that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, directly or indirectly, by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche One Revolving Loan”) or by Type (e.g., a “LIBOR Revolving Loan”) or by Class and Type (e.g., a “Tranche One LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche One Revolving Borrowing”) or by Type (e.g., a “LIBOR Revolving Borrowing”) or by Class and Type (e.g., a “Tranche One LIBOR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise provided herein and unless the context requires otherwise (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) any reference herein to “the date hereof”, “the date of this Agreement” or terms of similar import shall be construed as a reference to the Restatement Effective Date.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Computations.(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) any treatment of any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2017, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations); and (iii) notwithstanding any requirement of GAAP, “build-to-suit” leases of the Company and the Subsidiaries will, for all purposes of this Agreement, be accounted for as long-term financing obligations and not as Indebtedness.

(b)               All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall reflect on a pro forma basis such event as if it occurred on the first day of the relevant period and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of for such relevant period and any related incurrence or reduction of Indebtedness for such relevant period, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event other than cost savings permitted to be included in reports filed with the Securities and Exchange Commission under Regulation S-X.

SECTION 1.05. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars, other than a Canadian Prime Rate Borrowing, as of the date of the commencement of the initial Interest Period therefor (or, in the case of an RFR Loan, the date on which such RFR Loan is made) and as of the date of the commencement of each subsequent Interest Period therefor (or, in the case of an RFR Loan, each date that shall occur at intervals of three months’ duration after the date on which such RFR Loan is made), in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall, except as provided below in this Section, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than US Dollars as of the date such Letter of Credit is issued or amended to increase its face amount and as of the first Business Day of each subsequent calendar month, in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall, except as provided below in this Section, be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence; provided that the Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in any currency other than US Dollars as provided in Sections 2.05(e) and 2.05(o). The Administrative Agent shall determine the US Dollar Equivalent of any Canadian Prime Rate Borrowing as of the date on which such Loan is made and as of the last Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for the applicable currency in relation to US Dollars, and each such amount shall, except as provided below in this Section, be the US Dollar Equivalent of such Canadian Prime Rate Borrowing until the next required calculation thereof pursuant to this sentence. If an Event of Default has occurred and is continuing, the Administrative Agent may redetermine as of any other day the US Dollar Equivalent of the Borrowings and Letters of Credit then outstanding. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing or Letter of Credit. Notwithstanding the foregoing, for purposes of any determination of the CAM Percentages, any determination under Article V, Article VI (other than Section 6.05) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Section 6.05, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates most recently used in preparing the Company’s annual and quarterly financial statements.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven Euro London interbank offered rate settings, the overnight, 1-week, 2-month and 12-month Sterling London interbank offered rate settings, and the 1-week and 2-month US Dollar London interbank offered rate settings will permanently cease; (b) immediately after June 30, 2023, publication of the overnight and 12-month US Dollar London interbank offered rate settings will permanently cease; (c) immediately after December 31, 2021, the 1-month, 3-month and 6-month Sterling London interbank offered rate settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and (d) immediately after June 30, 2023, the 1-month, 3-month and 6-month US Dollar London interbank offered rate settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of the London interbank offered rate and/or regulators will not take further action that could impact the availability, composition, or characteristics of the London interbank offered rate or the currencies and/or tenors for which the London interbank offered rate is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.14(b)(iv), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Daily Simple RFR, the London interbank offered rate or other rates in the definition of “LIBO Rate”, “EURIBO Rate” or “CDO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(b)(ii)), including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate, the EURIBO Rate or the CDO Rate or have the same volume or liquidity as did the Relevant Screen Rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Relevant Rate, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Tranche One Commitments. Subject to the terms and conditions set forth herein, each Tranche One Lender agrees (i) to make Tranche One Revolving Loans denominated in US Dollars, Sterling, Euro or Designated Currencies to the Borrowers and (ii) to make Tranche One Revolving Loans denominated in Canadian Dollars to the Borrowers that are Canadian Subsidiaries, in each case from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) the Aggregate Tranche One Revolving Credit Exposure exceeding the aggregate Tranche One Commitments or (B) the Tranche One Revolving Credit Exposure of any Lender exceeding its Tranche One Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Tranche One Revolving Loans.

(b)               Tranche Two Commitments. Subject to the terms and conditions set forth herein, each Tranche Two Lender agrees (i) to make Tranche Two Revolving Loans denominated in US Dollars, Sterling, Euro or Designated Currencies to the Borrowers and (ii) to make Tranche Two Revolving Loans denominated in Canadian Dollars to the Borrowers that are Canadian Subsidiaries, in each case from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) the Aggregate Tranche Two Revolving Credit Exposure exceeding the aggregate Tranche Two Commitments or (B) the Tranche Two Revolving Credit Exposure of any Lender exceeding its Tranche Two Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Tranche Two Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Tranche One Revolving Loan shall be made as part of a Tranche One Revolving Borrowing consisting of Tranche One Revolving Loans of the same Type and currency made by the Tranche One Lenders ratably in accordance with their respective Tranche One Commitments. Each Tranche Two Revolving Loan shall be made as part of a Tranche Two Revolving Borrowing consisting of Tranche Two Revolving Loans of the same Type and currency made by the Tranche Two Lenders ratably in accordance with their respective Tranche Two Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)               Subject to Section 2.14, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of (A) LIBOR Loans or (B) solely in the case of any such Borrowing by the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, ABR Loans, (ii) each Tranche One Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of either CDOR Loans or Canadian Prime Rate Loans, (iii) each Tranche Two Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans, (iv) each Revolving Borrowing denominated in Sterling shall be comprised entirely of SONIA Loans and (v) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans. Each Swingline Loan denominated in Sterling shall be a SONIA Loan, and each Swingline Loan denominated in Euro shall be an ESTR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)               At the commencement of each Interest Period for any LIBOR Revolving Borrowing, CDOR Revolving Borrowing or EURIBOR Revolving Borrowing, and at the time each SONIA Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any LIBOR Revolving Borrowing, CDOR Revolving Borrowing or EURIBOR Revolving Borrowing that results from a continuation of an outstanding Borrowing of such Class may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any such Revolving Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$1,000,000; provided that an ABR Revolving Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche or, in the case of a Tranche One Borrowing or Tranche Two Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the time that each Canadian Prime Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn.$100,000 and not less than Cdn.$500,000; provided that a Canadian Prime Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Tranche One Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan denominated in Sterling shall be in an amount that is in an integral multiple of £100,000 and not less that £500,000. Each Swingline Loan denominated in Euro shall be in an amount that is in an integral multiple of €100,000 and not less that €500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 LIBOR Revolving Borrowings, CDOR Revolving Borrowings, EURIBOR Revolving Borrowings and SONIA Revolving Borrowings outstanding.

(d)               Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Borrowing Request signed by a Financial Officer of such Borrower (or, as applicable, of the Company) (a) in the case of a LIBOR Revolving Borrowing, CDOR Revolving Borrowing or EURIBOR Revolving Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing, (c) in the case of a Tranche One Canadian Prime Rate Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing and (d) in the case of a SONIA Revolving Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)             the Borrower requesting such Borrowing;

(ii)            the Tranche under which such Borrowing is to be made;

(iii)           the currency and the principal amount of such Borrowing;

(iv)           the date of such Borrowing, which shall be a Business Day;

(v)            the Type of such Borrowing;

(vi)           in the case of a LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii)          the Applicable Funding Account or, in the case of any ABR Revolving Borrowing or Canadian Prime Rate Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(viii)         in the case of a Borrowing by a Borrowing Subsidiary that is not a US Borrowing Subsidiary, a UK Borrowing Subsidiary, an Irish Borrowing Subsidiary or a Canadian Borrowing Subsidiary, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.

Any Borrowing Request that shall fail to specify any of the information required by the preceding provisions of this paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the applicable Borrower or the Company and, if so rejected, will be of no force or effect. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a)Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make (i) in the case of JPMorgan, (A) Tranche One Swingline Loans and Tranche Two Swingline Loans to any UK Borrowing Subsidiary or Irish Borrowing Subsidiary denominated in Sterling or (B) Tranche One Swingline Loans and Tranche Two Swingline Loans to any Borrower that is not a US Borrowing Subsidiary denominated in Euro, and (ii) in the case of any other Swingline Lender, such Swingline Loans as it shall agree to make pursuant to its Swingline Agreement, in each case from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (1) the aggregate outstanding principal amount of the Swingline Loans denominated in Sterling exceeding £10,000,000, (2) the aggregate outstanding principal amount of the Swingline Loans denominated in Euro exceeding €10,000,000, (3) the Aggregate Tranche One Revolving Credit Exposure exceeding the aggregate Tranche One Commitments, (4) the Tranche One Revolving Credit Exposure of any Lender (including a Swingline Lender) exceeding its Tranche One Commitment, (5) the Aggregate Tranche Two Revolving Credit Exposure exceeding the aggregate Tranche Two Commitments, (6) the Tranche Two Revolving Credit Exposure of any Lender (including a Swingline Lender) exceeding its Tranche Two Commitment or (7) in the event the Maturity Date shall have been extended as provided in Section 2.23, (x) the sum of the Tranche One LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche One Swingline Exposure attributable to Tranche One Swingline Loans maturing after such Existing Maturity Date exceeding the aggregate Tranche One Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans and (y) the sum of the Tranche Two LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche Two Swingline Exposure attributable to Tranche Two Swingline Loans maturing after such Existing Maturity Date exceeding the aggregate Tranche Two Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the Borrowing Subsidiaries may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the obligations of the Swingline Lenders to make Swingline Loans are several and not joint and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.

(b)               To request a Swingline Borrowing, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by email (in .pdf or .tif format), a written notice signed by a Financial Officer of the applicable Borrower (or, if applicable, of the Company), (i) in the case of a Swingline Borrowing denominated in Sterling, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing or (ii) in the case of a Swingline Borrowing denominated in Euro, not later than 8:00 a.m., New York City time, on the date of the proposed Borrowing. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Borrowing and whether such Swingline Borrowing is to be a Tranche One Swingline Borrowing or a Tranche Two Swingline Borrowing. The applicable Swingline Lender shall make its Swingline Loan available to the applicable Borrower by means of a credit to the Applicable Funding Account (or, in the case of a Swingline Borrowing specified in the notice therefor to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank identified in such notice) by 3:00 p.m., New York City time, on the requested date of such Swingline Borrowing.

(c)               Any Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day, require (i) the Tranche One Lenders to acquire participations on such Business Day in all or a portion of the Tranche One Swingline Loans of such Swingline Lender outstanding and (ii) the Tranche Two Lenders to acquire participations on such Business Day in all or a portion of the Tranche Two Swingline Loans of such Swingline Lender outstanding. Such notice shall specify the aggregate amounts and currencies of Swingline Loans in which the Tranche One Lenders or the Tranche Two Lenders, as applicable, will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Tranche One Lender or Tranche Two Lender, as the case may be, specifying in such notice such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of such Swingline Loan or Loans and the currencies of such Swingline Loan or Loans. Each Tranche One Lender or Tranche Two Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of such Swingline Loan or Loans. Each Tranche One Lender and Tranche Two Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Tranche One Commitments or the Tranche Two Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in making any Swingline Loan, the applicable Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02. Each Tranche One Lender and Tranche Two Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds promptly (and in any event by the next Business Day or, in the case of a payment obligation in any currency other than US Dollars, within three Business Days), in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Tranche One Lenders and Tranche Two Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Swingline Lender or Swingline Lenders the amounts so received by it from the Tranche One Lenders or the Tranche Two Lenders, as applicable. The Administrative Agent shall notify the Company of any participations in any Swingline Loans acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loans shall be made to the Administrative Agent and not to the applicable Swingline Lender or Swingline Lenders. Any amounts received by a Swingline Lender from or on behalf of the applicable Borrower in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Tranche One Lenders or the Tranche Two Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to a Loan Party for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue (or to amend or extend) (i) Tranche One Letters of Credit denominated in US Dollars, Sterling, Euro, any Alternative Currency in which Borrowings may be made under the Tranche One, Canadian Dollars (in the case of a Borrower that is a Canadian Subsidiary) or, at the discretion of such Issuing Bank, any Agreed LC Currency and (ii) Tranche Two Letters of Credit denominated in US Dollars, Sterling, Euro, any Alternative Currency in which Borrowings may be made under the Tranche Two or, at the discretion of such Issuing Bank, any Agreed LC Currency, in each case as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank that shall have become such after the Restatement Effective Date as provided in Section 2.05(j) will be required to issue Letters of Credit denominated in any currency not set forth in such Issuing Bank’s Issuing Bank Agreement and no Issuing Bank will be required to issue Letters of Credit denominated in any currency that has been designated as available under any Tranche as contemplated by the definition of “Designated Currency” unless such Issuing Bank shall have consented to such designation. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. From and after the Restatement Effective Date, each Existing Letter of Credit shall be deemed to be a Tranche One Letter of Credit or a Tranche Two Letter of Credit (as indicated on Schedule 2.05A) for all purposes hereof and shall be deemed to have been issued hereunder. Notwithstanding anything herein to the contrary, an Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Restatement Effective Date and that such Issuing Bank in good faith deems material to it; or (B) the issuance, amendment or extending of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)               Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted pursuant to paragraph (c) of this Section), a Borrower shall deliver, by email (in .pdf or .tif format), to an Issuing Bank selected by it and the Administrative Agent, at least three Business Days prior to the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be a Tranche One Letter of Credit or a Tranche Two Letter of Credit and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$75,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) the Aggregate Tranche One Revolving Credit Exposure shall not exceed the aggregate Tranche One Commitments, (iv) the Tranche One Revolving Credit Exposure of any Lender will not exceed its Tranche One Commitment, (v) the Aggregate Tranche Two Revolving Credit Exposure shall not exceed the aggregate Tranche Two Commitments, (vi) the Tranche Two Revolving Credit Exposure of any Lender will not exceed its Tranche Two Commitment or (vii) in the event the Maturity Date shall have been extended as provided in Section 2.23, (x) the sum of the Tranche One LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche One Swingline Exposure attributable to Tranche One Swingline Loans maturing after such Existing Maturity Date will not exceed the aggregate Tranche One Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans and (y) the sum of the Tranche Two LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Tranche Two Swingline Exposure attributable to Tranche Two Swingline Loans maturing after such Existing Maturity Date will not exceed the aggregate Tranche Two Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans. If the Required Lenders notify any Issuing Bank that a Default exists and instruct such Issuing Bank to suspend the issuance, amendment or extension of Letters of Credit, such Issuing Bank shall not issue, amend or extend (except pursuant to automatic extension provisions if such Issuing Bank shall no longer be entitled to elect not to extend) any Letter of Credit without the consent of the Required Lenders until such notice is withdrawn by the Required Lenders (and each Lender that shall have delivered such a notice agrees promptly to withdraw it at such time as it determines that no Default exists), it being understood and agreed that in the absence of any such notice, each Issuing Bank may rely (and shall incur no liability in relying) on the representation and warranty of the Company deemed made pursuant to Section 4.02.

(c)               Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) unless a later date is otherwise agreed to in writing by the applicable Issuing Bank, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date. A Letter of Credit may provide for automatic extensions for additional periods of up to one year (or such longer period as may be agreed to in writing by applicable Issuing Bank) subject to a right on the part of the applicable Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary during a specified period in advance of any such extension, and the failure of such Issuing Bank to give such notice by the end of such period shall for all purposes hereof be deemed an extension of such Letter of Credit; provided that in no event shall any Letter of Credit, as extended from time to time, expire after the date that is five Business Days prior to the Maturity Date.

(d)               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Tranche One Lender or Tranche Two Lender, as applicable, and each Tranche One Lender or Tranche Two Lender, as applicable, hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche One Lender or Tranche Two Lender, as applicable, hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Maturity Date. Such payment by the Tranche One Lenders and the Tranche Two Lenders shall be made (i) subject to paragraph (o) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be a currency in which Revolving Loans are available under the applicable Tranche, then in the currency of the applicable LC Disbursement or reimbursement and (ii) if the currency of the applicable LC Disbursement is an Agreed LC Currency with respect to the applicable Tranche, then in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Tranche One Commitments or Tranche Two Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Tranche One Commitments or Tranche Two Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)               Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency of such LC Disbursement, not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, in the case of an LC Disbursement in US Dollars or Canadian Dollars, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or a Canadian Prime Rate Borrowing under Section 2.01 or 2.04, as applicable, in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Canadian Prime Rate Borrowing. If the applicable Borrower fails to make such payment when due, then, upon notice from the applicable Issuing Bank to such Borrower and the Administrative Agent, (i) if the currency of such Letter of Credit is an Agreed LC Currency with respect to the applicable Tranche, such Borrower’s obligation to reimburse such LC Disbursement shall automatically and with no further action required be converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement, and (ii) the Administrative Agent shall notify each Tranche One Lender or Tranche Two Lender, as applicable, of the applicable LC Disbursement, the amount and currency of the payment then due from such Borrower in respect thereof and such Lender’s Tranche One Percentage or Tranche Two Percentage thereof. Promptly (and in any event by the next Business Day or, in the case of a payment obligation in any currency other than US Dollars, within three Business Days) following receipt of such notice, each applicable Lender shall pay to the Administrative Agent, in the applicable currency, its Tranche One Percentage or Tranche Two Percentage, as applicable, of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Tranche One Lender or Tranche Two Lender, as applicable (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Tranche One Lenders or Tranche Two Lenders, as applicable. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Tranche One Lenders or Tranche Two Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Tranche One Lenders or Tranche Two Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or Canadian Prime Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f)                Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, any Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Bank; provided that nothing in this Section shall be construed to excuse an Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (such absence to be presumed unless otherwise determined by a final non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)               Disbursement Procedures. The Issuing Bank that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)               Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement in full at (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in any currency other than US Dollars pursuant to paragraph (e) or (o) of this Section, the rate per annum then applicable to ABR Revolving Loans, (ii) in the case of any LC Disbursement denominated in Canadian Dollars, at all times prior to its conversion to US Dollars pursuant to paragraph (o) of this Section, the rate per annum then applicable to Canadian Prime Rate Revolving Loans, (iii) in the case of an LC Disbursement denominated in Euros, at all times prior to its conversion to US Dollars pursuant to paragraph (o) of this Section, the applicable Foreign Currency Overnight Rate plus the Applicable Rate used to determine interest applicable to EURIBOR Revolving Loans, (iv) in the case of an LC Disbursement denominated in Sterling, at all times prior to its conversion to US Dollars pursuant to paragraph (o) of this Section, the applicable Foreign Currency Overnight Rate plus the Applicable Rate used to determine interest applicable to SONIA Revolving Loans and (v) in the case of an LC Disbursement denominated in any Agreed LC Currency with respect to the applicable Tranche, at all times prior to its conversion to US Dollars pursuant to paragraph (e) or (o) of this Section, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to LIBOR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(i) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i)                 Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the aggregate amount of the LC Exposures) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit (“Cash Collateralize”) in respect of each outstanding Letter of Credit issued for such Borrower’s account, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, as applicable, and the applicable Issuing Bank, an amount in cash and in the currency of such Letter of Credit equal to the portion of the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid fees and interest thereon; provided that (i) amounts payable in respect of any Letter of Credit denominated in any currency other than US Dollars, where the applicable Borrower’s reimbursement obligations under such Letter of Credit shall have been converted to obligations in US Dollars as provided in paragraph (e) or (o) of this Section, shall be payable in US Dollars, and (ii) the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.22. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (which will use reasonable efforts to obtain a return at market rates on any such investments) and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall, notwithstanding anything to the contrary in Section 2.18(b), be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral in respect of the LC Exposure under any Tranche shall be less than the aggregate LC Exposure under such Tranche of all the Defaulting Lenders) the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under the Loan Documents. If the Borrowers are required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.22, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)                 Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Company and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank. The Issuing Bank Agreement of any Issuing Bank may limit the currencies in which and the Borrowers for the accounts of which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated in this Agreement.

(k)               Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank (it being understood that such successor Issuing Bank shall be designated and appointed as an Issuing Bank hereunder in accordance with paragraph (j) of this Section). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(l)                 Issuing Bank Reports. Each Issuing Bank shall report in writing to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)             Letter of Credit Amounts. (i) For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(ii) For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Lender shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(n)               Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank and the Company at the time a standby Letter of Credit is issued, including any such agreement applicable to an Existing Letter of Credit, the rules of the ISP shall apply to such standby Letter of Credit.  Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Company for, and the Issuing Bank’s rights and remedies against the Company shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any law or order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(o)               Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section VII, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars (other than amounts in respect of which any Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars and (iii) of each Lender’s participation in any Letter of Credit denominated in any currency other than US Dollars under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(p)               Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, or states that the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit is, a Subsidiary that is not a Borrower, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall for all purposes of this Agreement be deemed to have been issued for the account of the Company, and the Company shall be fully liable for the reimbursement of drawings thereunder and any interest thereon as if such Letter of Credit had been issued for its account and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for any of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06. [Reserved].

SECTION 2.07. Funding of Borrowings. (a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., New York City time (or, in the case of an ABR Borrowing for which notice is provided on the proposed date of borrowing, not later than the later of 2:00 p.m., New York City time, and two hours after receipt of such notice), to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loan proceeds available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account of such Borrower; provided that ABR Revolving Loans or Canadian Prime Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any other currency, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, which determination will be conclusive absent manifest error, and, in any event , not less than the applicable Foreign Currency Overnight Rate, and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08. Interest Elections. (a)Each Revolving Borrowing initially shall be of the permitted Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. A Borrower may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or SONIA Revolving Borrowings, which may not be converted or continued.

(b)               To make an election pursuant to this Section, a Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Interest Election Request signed by a Financial Officer of such Borrower (or, as applicable, of the Company) by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type and in the currency resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Notwithstanding any other provision of this Section, a Borrower shall not be permitted to (x) change the currency of any Borrowing, (y) elect an Interest Period for LIBOR Loans, CDOR Loans or EURIBOR Loans that does not comply with Section 2.02(d) or (z) convert any Borrowing to a Borrowing not available to such Borrower under the Class of Commitments pursuant to which such Borrowing was made.

(c)               Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)             the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)             the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            in the case of an election resulting in a Borrowing, the currency and Type of the resulting Borrowing; and

(iv)            in the case of an election resulting in a Borrowing, if the resulting Borrowing is to be a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)             Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)             If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a LIBOR Borrowing made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary and denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a CDOR Borrowing made under Tranche One, such Borrowing shall be converted to a Canadian Prime Rate Borrowing and (iii) in the case of any other LIBOR Borrowing, a EURIBOR Borrowing or a CDOR Borrowing, such Borrowing shall, on the last day of such Interest Period, be continued as a Revolving Borrowing of the applicable Type with an Interest Period of one month’s duration.

(f)             Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, notifies the Company of the application of this paragraph, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing denominated in US Dollars to the Company, a US Subsidiary or a Canadian Subsidiary may be converted to or continued as a LIBOR Borrowing, (ii) unless repaid, each LIBOR Borrowing denominated in US Dollars to the Company, a US Subsidiary or a Canadian Subsidiary shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) unless repaid, each CDOR Borrowing made under Tranche One shall be converted to a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto and (iv) unless repaid, each other LIBOR Borrowing, each EURIBOR Borrowing and each CDOR Borrowing shall, at the end of the Interest Period applicable thereto, be continued as a Revolving Borrowing of the applicable Type with an Interest Period of one month’s duration.

SECTION 2.09. Termination, Reduction, Increase and Redesignation of Commitments. (a)Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)               The Company may at any time terminate, or from time to time reduce, the Commitments (ratably as between the Tranches); provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, in each case for Borrowings denominated in US Dollars and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans or LC Disbursements, (A) the Tranche One Revolving Credit Exposure of any Lender would exceed the Tranche One Commitment of such Lender or (B) the Tranche Two Revolving Credit Exposure of any Lender would exceed the Tranche Two Commitment of such Lender.

(c)               The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Tranche under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Tranche may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Tranche shall be permanent. Each reduction of the Commitments of any Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments of such Tranche.

(d)               The Company may at any time and from time to time, by written agreement executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, and delivered to the Administrative Agent (which shall promptly deliver a copy to the applicable Lenders) cause new Tranche One Commitments or Tranche Two Commitments to be extended by the Increasing Lenders (or cause the existing Tranche One Commitments or Tranche Two Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender (which shall not be less than US$5,000,000) set forth in such agreement; provided that (i) the new Commitments and increases in existing Commitments pursuant to this paragraph shall not be greater than US$500,000,000 in the aggregate since the Restatement Effective Date and shall not be less than US$5,000,000 (or any portion of such US$500,000,000 aggregate amount remaining unused) for any such increase, (ii) each Increasing Lender shall be subject to the approval of the Administrative Agent (if such Increasing Lender is not already a Lender hereunder), each Issuing Bank and each Swingline Lender that has agreed to make Swingline Loans under the applicable Tranche (in each case, which approval shall not be unreasonably withheld or delayed) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable agreement delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) pursuant to this paragraph shall become effective unless (x) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) and 4.01(c), giving effect to such increase and (y) on the effective date of such increase, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. Any decision by a Lender to become an Increasing Lender under this paragraph shall be in its sole and absolute discretion, and a Lender that does not execute the notice referred to in the first sentence of this paragraph shall not be an Increasing Lender.

(e)               On the effective date (the “Increase Effective Date”) of any increase in the Commitments of any Tranche pursuant to paragraph (d) above (a “Commitment Increase”), (i) the aggregate principal amount of the Revolving Borrowings of such Tranche outstanding (the “Initial Borrowings”) immediately prior to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender that shall have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies), an amount equal to the difference between (A) the product of (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing (as hereinafter defined) and (B) the product of (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing, (iii) each Increasing Lender that shall not have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the product of (1) such Increasing Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender (in the applicable currencies) the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing and (B) the product of (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (v) after the effectiveness of the Commitment Increase, the applicable Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in amounts (in the currencies of the Initial Borrowings) equal to the amounts of the Initial Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Initial Borrowings. The deemed payments made pursuant to clause (i) above shall be subject to compensation by the applicable Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period or the Interest Payment Date, as applicable, relating thereto.

(f)                Any Tranche Two Lender may at any time and from time to time, upon five Business Days’ written notice to the Administrative Agent (which shall promptly deliver a copy of such notice to each other Lender) and the Company, and with the consent of the Company, cause the entire amount of such Lender’s Tranche Two Commitment to be redesignated as a Tranche One Commitment; provided that (i) at the time of any such redesignation, to the extent there are any outstanding Loans, the parties hereto shall implement arrangements satisfactory to the Company and the Administrative Agent to ensure that the Lenders of each Tranche will, after giving effect to such redesignation (or by such later time as the Administrative Agent may agree), hold the Loans comprising each Borrowing under such Tranche ratably in accordance with their respective Commitments and (ii) such redesignation will not result in the Aggregate Tranche One Revolving Credit Exposure exceeding the aggregate Tranche One Commitments or the Aggregate Tranche Two Revolving Credit Exposure exceeding the aggregate Tranche Two Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a)Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender to such Borrower on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in Sterling or Euro is made to a Borrower that shall have borrowed Swingline Loans, such Borrower shall repay all its outstanding Swingline Loans denominated in such currency. Each Borrower will pay the principal amount of each Loan made to such Borrower and the accrued interest on such Loan in the currency of such Loan.

(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)               The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type of each such Loan and, in the case of any LIBOR Loan, CDOR Loan or EURIBOR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof.

(d)               The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)               Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in a form reasonably acceptable to the Administrative Agent. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein.

SECTION 2.11. Prepayment of Loans. (a)Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower, in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b)               If the aggregate Revolving Credit Exposures under any Tranche shall exceed the aggregate Commitments under such Tranche, then (i) on the last day of any Interest Period for any LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing under such Tranche and (ii) on any date on which any SONIA Revolving Borrowing, ABR Revolving Borrowing, Canadian Prime Rate Borrowing or Swingline Loan shall be outstanding under such Tranche, the applicable Borrowers shall prepay Loans under such Tranche in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Revolving Borrowings or Swingline Loans referred to in clause (i) or (ii), as applicable. If the aggregate amount of the Revolving Credit Exposures under any Tranche on the last day of any month (or on any other date specified by Lenders representing more than 50% of the Commitments under such Tranche) shall exceed 105% of the aggregate Commitments under such Tranche, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c)               Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)               The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) of any prepayment of a Borrowing hereunder by email (in .pdf format) of a notice signed by a Financial Officer on behalf of the applicable Borrower (i) in the case of a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of an ABR Borrowing or a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of such prepayment, (iii) in the case of a Canadian Prime Rate Borrowing, not later than 1:00 p.m., New York City time, on the date of such prepayment and (iv) in the case of a SONIA Revolving Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such prepayment (or in the case of a prepayment under paragraph (b) of this Section, as soon thereafter as practicable). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked or extended if such notice of termination is revoked or extended in accordance with Section 2.09(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and in the same currency as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

SECTION 2.12. Fees.      (a)The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee, which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender, whether used or unused, during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates; provided that, if any Lender continues to have any Revolving Credit Exposure under any Tranche after its Commitment under such Tranche terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure under such Tranche from and including the date on which such Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure under such Tranche. Accrued facility fees shall be payable in arrears on the first day of January, April, July and October of each year, commencing on the first such date to occur after the Restatement Effective Date and, with respect to the Commitments of any Tranche, on the date on which the Commitments of such Tranche shall terminate; provided that any facility fees accruing on the Revolving Credit Exposure under any Tranche after the date on which the Commitments under such Tranche terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)               The Company agrees to pay (i) to the Administrative Agent, in US Dollars for the account of each Tranche One Lender or each Tranche Two Lender, as applicable, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBOR Revolving Loans, on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s applicable Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and the applicable Issuing Bank on the portion of the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder and other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)               The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)               All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent or to the Issuing Banks (in the case of fees payable to them) for distribution (i) in the case of facility fees, to the Lenders and (ii) in the case of the participation fees, to the Tranche One Lenders or Tranche Two Lenders, as applicable, and (iii) in the case of acceptance fees, to the Tranche One Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a)The Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)               The Loans comprising each LIBOR Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)               The Loans comprising each CDOR Revolving Borrowing shall bear interest at the Adjusted CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)               The Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e)               The Loans comprising each Canadian Prime Rate Revolving Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(f)                The Loans comprising each SONIA Revolving Borrowing shall bear interest at the Daily Simple SONIA plus the Applicable Rate.

(g)               The Swingline Loans denominated in Sterling shall bear interest at Daily Simple SONIA plus the Applicable Rate.

(h)               The Swingline Loans denominated in Euro shall bear interest at Daily Simple ESTR plus the Applicable Rate.

(i)                 Notwithstanding the foregoing, if any principal of or interest on any Loan or LC Disbursement, any fee or any other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan or LC Disbursement, 2% plus the interest rate or discount rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section or in Section 2.05 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans made to the Company as provided in paragraph (a) of this Section.

(j)                 Accrued interest on each Loan under any Tranche shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments of such Tranche; provided that (i) interest accrued pursuant to paragraph (i) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan, a Canadian Prime Rate Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Revolving Loan, CDOR Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(k)               Interest computed by reference to the LIBO Rate and the EURIBO Rate shall be computed on the basis of a year of 360 days; interest computed by reference to the Daily Simple SONIA, interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on Borrowings denominated in Canadian Dollars shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings or SONIA Borrowings, 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Adjusted LIBO Rate, Adjusted CDO Rate, Adjusted EURIBO Rate, Daily Simple RFR, Alternate Base Rate or Canadian Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. For purposes of the Interest Act (Canada), whenever any interest is computed using a rate based on a year of 360 days, such rate determined pursuant to such computation, when expressed as an annual rate, is equivalent to (A) the applicable rate based on a year of 360 days, multiplied by (B) the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends and divided by (C) 360.

SECTION 2.14.  Alternate Rate of Interest. (a) Subject to Section 2.14(b), if:

(i)                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Adjusted CDO Rate or the Adjusted EURIBO Rate, as the case may be, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii)              the Administrative Agent is advised by a majority in interest of the Lenders that would make Loans as part of such Borrowing (A) prior to the commencement of any Interest Period for a LIBOR Borrowing, a CDOR Borrowing or a EURIBOR Borrowing, that the Adjusted LIBO Rate, the Adjusted CDO Rate or the Adjusted EURIBO Rate, as the case may be, for such currency or in respect of a Loan in such currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in the applicable RFR Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the applicable Borrower and the applicable Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (A) any Borrowing Request for an affected LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing or an affected RFR Borrowing shall (1) in the case of a Revolving Borrowing denominated in US Dollars and made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, be deemed a request for an ABR Revolving Borrowing or (2) in all other cases, be ineffective (and no Lender shall be obligated to make a Loan on account thereof), (B) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, an affected LIBOR Borrowing, CDOR Borrowing or EURIBOR Borrowing shall be ineffective, (C) any outstanding affected LIBOR Borrowing made to the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary shall, on the last day of the Interest Period applicable to such Borrowing, convert to an ABR Revolving Borrowing, (D) any outstanding affected CDOR Borrowing that is a Tranche One Revolving Borrowing shall, on the last day of the Interest Period applicable to such Borrowing, convert to a Canadian Prime Rate Revolving Borrowing and (E) any other outstanding affected LIBOR Borrowing or CDOR Borrowing or any outstanding affected EURIBOR Borrowing shall, on the last day of the Interest Period applicable to such Borrowing, convert to a CBR Borrowing that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, such CBR Borrowing shall be prepaid by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent, and (E) any outstanding affected RFR Borrowing shall, on the date of such notice by the Administrative Agent, convert to a CBR Borrowing that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, such outstanding CBR Borrowing shall be prepaid by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent.

(b)               (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)              Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in US Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(iii)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Company will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective by written agreement of the Administrative Agent and the Company without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv)             The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(v)               Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR, LIBO Rate, EURIBO Rate or CDO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi)             Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for a borrowing of, conversion to or continuation of LIBOR Loans, CDOR Loans, EURIBOR Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the applicable Borrower, if such Borrower is the Company, a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, will be deemed to have converted any request for a LIBOR Borrowing into a request for a borrowing of or conversion to ABR Borrowing or (y) any request for a borrowing of, conversion to or continuation of any other LIBOR Borrowing or any CDOR Borrowing, any EURIBOR Borrowing or any RFR Borrowing, as applicable, shall be ineffective. If any LIBOR Borrowing, CDOR Borrowing, EURIBOR Borrowing or RFR Borrowing in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Borrowing, then until such time as a Benchmark Replacement for the applicable Agreed Currency is implemented pursuant to this Section 2.14(b), (A) any outstanding LIBOR Revolving Borrowing made to the Company, any US Borrowing Subsidiary or any Canadian Borrowing Subsidiary shall, on the last day of the Interest Period applicable to such Borrowing, convert to an ABR Revolving Borrowing, (B) any outstanding CDOR Revolving Borrowing that is a Tranche One Revolving Borrowing shall, on the last day of the Interest Period applicable to such Borrowing, convert to a Canadian Prime Rate Revolving Borrowing, (C) any other outstanding LIBOR Borrowing or CDOR Borrowing or any outstanding EURIBOR Revolving Borrowing shall, on the last day of the Interest Period applicable to such Borrowing, convert to a CBR Borrowing that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, such CBR Borrowing shall be prepaid by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent, and (D) any outstanding RFR Borrowing shall convert to a CBR Borrowing that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, such outstanding CBR Borrowing shall be prepaid by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, shall be deemed to be zero.

SECTION 2.15.  Increased Costs. (a)If any Change in Law shall:

(i)               impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted CDO Rate) or any Issuing Bank;

(ii)              impose on any Lender, any Issuing Bank or the Relevant Interbank Market or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense affecting this Agreement or Loans made by such Lender or the funding of such Loans or any Letter of Credit or participations therein; or

(iii)            subject any Credit Party to any Taxes on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than Other Connection Taxes imposed on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender, Issuing Bank or such other Credit Party of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Credit Party hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender, Issuing Bank or such other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b)               If any Lender or Issuing Bank determines in good faith that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)               A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, and the manner in which such amount or amounts have been calculated, as specified in paragraph (a) or (b) of this Section, shall be delivered to the Company and shall be conclusive and binding upon all parties hereto absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)               Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)               The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Borrowers hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.17.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan, any CDOR Loan or any EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of any LIBOR Loan, any CDOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan, any CDOR Loan or any EURIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether any such notice may be revoked or extended in accordance herewith and is so revoked or extended) or (d) the assignment of any LIBOR Loan, any CDOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of the applicable Loan had such event not occurred, at the Adjusted LIBO Rate, the Adjusted CDO Rate or the Adjusted EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market. In the event of (A) the payment of any principal of any RFR Loan other than on the Interest Payment Date (including as a result of an Event of Default), (B) the assignment of any RFR Loan other than on the Interest Payment Date as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange or (C) the failure by any Borrower to make any payment of any RFR Loan (or interest due thereon) on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event, including the actual costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect to the foreign currency exposure attributable to such Loan. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a)Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such withholding agent shall make such deductions or withholdings and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)               In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, any Other Taxes.

(c)               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)               Each Loan Party shall jointly and severally indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate setting forth the amount of such payment or liability delivered to the Company by the Administrative Agent (for its own account, or on behalf of a Lender) or a Lender shall be conclusive absent manifest error. A copy of such certificate shall also be delivered to the Administrative Agent.

(e)               Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(f) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f)                (i) Any Lender that, under the law of the jurisdiction in which a Borrower to which such Lender may be required to make Loans hereunder is resident or located (or any treaty to which such jurisdiction is a party), is entitled to an exemption from or a reduction of withholding Tax with respect to payments made under any Loan Document shall (in the case of a Loan to a Borrower who is not a UK Borrowing Subsidiary) deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender shall have first received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation. In the case of a Loan to a Borrower who is a UK Borrowing Subsidiary, the parties shall comply with the provisions of Section 2.17(h). In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.17(f), the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(g) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). Any Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company. If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)              Without limiting the generality of the foregoing, in the event that a Borrower to which a Lender may be required to make Loans hereunder is a US Person:

(A) if such Lender is a US Person, such Lender shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) executed originals of IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding Tax;

(B) if such Lender is not a US Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) whichever of the following is applicable:

(1) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or a reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a US Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; and

(C) if such Lender is not a US Person, to the extent it is legally entitled to do so, it shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(g)         If a payment made to any Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company or the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

(h)         (i) Each Lender which is a UK Qualifying Lender shall include an indication to that effect in such Lender’s Administrative Questionnaire, such indication to include details of which limb of the definition of UK Qualifying Lender is applicable to it (or otherwise provide such indication to the Administrative Agent and the Company, for the benefit of each Borrower that is a UK Subsidiary).

(ii)             Subject to paragraphs (iii) and (iv) below, each UK Borrowing Subsidiary and any Lender which is not a UK Qualifying Lender and is entitled to an exemption from or a reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party shall, cooperate in completing any procedural formalities necessary for such Lender to receive payments under any Loan Document without withholding or deduction on account of Taxes imposed under the laws of the United Kingdom.

(iii)            Each Lender that is entitled to an exemption from or a reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC DT Passport Scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication to that effect by including the scheme reference number and its jurisdiction of tax residence in such Lender’s Administrative Questionnaire (or otherwise provide the scheme reference number to the Administrative Agent and the Company, for the benefit of each UK Borrowing Subsidiary).

(iv)           Without limiting paragraph (h)(ii) above, where a Lender includes the indication described in paragraph (h)(iii) above, each UK Borrowing Subsidiary shall make a Borrower DTTP Filing with respect to each such Lender within 30 days of the date such UK Borrowing Subsidiary becomes a Borrowing Subsidiary (or, in the case of any Lender becoming a Lender hereunder after the date such UK Borrowing Subsidiary becomes a Borrowing Subsidiary, within 30 days of the date such Lender becomes a Lender hereunder), and in each case shall promptly provide such Lender with a copy of that filing; provided that if:

(A) each UK Borrowing Subsidiary making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B) each UK Borrowing Subsidiary making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1) such Borrower DTTP Filing has been rejected by HMRC; or

(2) HMRC has not given such UK Borrowing Subsidiary authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and, in each case, such UK Borrowing Subsidiary has notified such Lender in writing of the circumstances referred to in clause (1) or (2) above, then such Lender and such UK Borrowing Subsidiary shall cooperate in completing any additional procedural formalities necessary for such UK Borrowing Subsidiary to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(v)            If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(iii) above, no UK Borrowing Subsidiary shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of such Lender’s Commitment (or LC Commitment, where such Lender is an Issuing Bank) or its participation in any Loan unless such Lender otherwise agrees.

(vi)           Each UK Borrowing Subsidiary shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vii)          Each Lender shall notify the UK Borrowing Subsidiaries and Administrative Agent if it determines in its sole discretion that it ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrowing Subsidiary hereunder.

(i)          If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(i), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this Section 2.17(i) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or other Person.

(j)          Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(k)         If any Governmental Authority shall determine that the Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender (whether because such recipient failed to deliver or to complete properly any form or to notify the Administrative Agent of a change in circumstances that affected its exemption from withholding or for any other reason), such Lender shall indemnify the Administrative Agent for all amounts paid, directly or indirectly, by the Administrative Agent as a result of such determination, including any penalties or interest assessed by such Governmental Authority, and including Taxes imposed on amounts payable to the Administrative Agent under this subsection, together with all reasonable costs and expenses related thereto.

(l)          For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA. For purposes of determining withholding Taxes imposed under FATCA, the Loan Parties and the Administrative Agent shall treat (and the Lenders and the Issuing Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, then, in the case of payments in US Dollars, prior to 1:00 p.m., New York City time, on the date when due and, in the case of payments in any other currency, no later than the Applicable Time specified by the Administrative Agent on the date when due), in each case, in immediately available funds, without defense, set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein shall be made directly to such parties and payments pursuant to Sections 2.15, 2.16, 2.17, 2.20 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)         If at any time insufficient funds are received by the Administrative Agent from any Borrower (or from the Company as guarantor of the Obligations of such Borrower pursuant to Article X) and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of the Loans, unreimbursed LC Disbursements and other Obligations then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties.

(c)         If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of its Loans, participations in LC Disbursements or Swingline Loans or accrued interest on any of the foregoing (collectively, “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any Eligible Assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)         Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each applicable Lender or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any other currency, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, which determination will be conclusive absent manifest error, and, in any event, not less than the applicable Foreign Currency Overnight Rate, and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)         If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.07(b), 2.18(d) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or 2.20, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its affected Loans or other extensions of credit hereunder or to assign its affected rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         If (i) any Lender requests compensation under Section 2.15 or 2.20, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Non-Extending Lender or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 11.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 11.02 does not require the consent of the Required Lenders, a majority in interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15, 2.17 and 2.20) and obligations under the Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights (other than such existing rights) and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment or LC Exposure or Swingline Exposure is being assigned, each Issuing Bank or the applicable Swingline Lender, as the case may be), which consent, in each case, shall not be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or 2.20 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments, (D) such assignment does not conflict with applicable law, (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Extending Lender, the assignee shall have agreed to the applicable Extension and (F) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Foreign Subsidiary Costs. (a)If the cost to any Lender or Issuing Bank of making, continuing, converting to or maintaining any Loan to (or of maintaining its obligation to make any such Loan), or participating in, issuing or maintaining any Letter of Credit or Swingline Loan issued for the account of or made to, any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender or Issuing Bank to be material, by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the United Kingdom, the Republic of Ireland or Canada, such Borrower shall indemnify such Lender or Issuing Bank for such increased cost or reduction within 15 days after demand by such Lender or Issuing Bank (with a copy to the Administrative Agent). A certificate of such Lender or Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(b)         Each Lender and Issuing Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender or Issuing Bank to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender or Issuing Bank obtains actual knowledge thereof; provided that (i) if any Lender or Issuing Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender or Issuing Bank shall, with respect to compensation payable pursuant to this Section in respect of any costs or reductions resulting from such event, only be entitled to payment under this Section for costs or reductions incurred from and after the date 45 days prior to the date that such Lender or Issuing Bank does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

(c)         Notwithstanding the foregoing, no Lender shall be entitled to compensation under this Section to the extent the applicable Borrower is a Borrower at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor was entitled immediately prior to the assignment to such Lender to receive compensation with respect to such increased costs or reductions pursuant to this Section.

(d)         The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Borrowers hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.17.

SECTION 2.21. Designation of Borrowing Subsidiaries. The Company may at any time and from time to time designate any US Subsidiary, UK Subsidiary, Irish Subsidiary or Canadian Subsidiary or, with the prior written consent of each Lender and Issuing Bank, any other Subsidiary, as a Borrower, in each case by delivery to the Administrative Agent of a Borrower Joinder Agreement executed by such Subsidiary and by the Company, and upon such delivery and the satisfaction of the other conditions set forth in Section 4.03, such Subsidiary shall for all purposes of this Agreement be a Borrower and a party to this Agreement. Any Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until the Company shall have executed and delivered to the Administrative Agent a Borrower Termination Agreement with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary hereunder. Notwithstanding the foregoing, (a) no Borrower Joinder Agreement shall become effective as to any Subsidiary if, within a period of time after the delivery of the applicable Borrower Joinder Agreement to be reasonably determined by the Administrative Agent, any Lender or Issuing Bank shall have advised the Administrative Agent in writing that it shall be unlawful for such Subsidiary to become a Borrower hereunder or, in the case of any Lender or Issuing Bank participating in a Tranche under which such Subsidiary may borrow or obtain other extensions of credit, it shall be unlawful for such Lender or Issuing Bank to make Loans or otherwise extend credit to such Subsidiary as provided herein and (b) no Borrower Termination Agreement will become effective as to any Borrowing Subsidiary until all Loans made to such Borrowing Subsidiary shall have been repaid, all Letters of Credit issued for the account of such Borrowing Subsidiary have been drawn in full or have expired and all amounts payable by such Borrowing Subsidiary in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent, any Lender or any Issuing Bank, any other amounts payable hereunder by such Borrowing Subsidiary) shall have been paid in full; provided that such Borrower Termination Agreement shall be effective to terminate the right of such Borrowing Subsidiary to request or receive further extensions of credit under this Agreement. As soon as practicable upon receipt of a Borrower Joinder Agreement, the Administrative Agent shall send a copy thereof to each Lender and Issuing Bank.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         the facility fees shall continue to accrue on the amount of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) only to the extent of the Revolving Credit Exposure of such Defaulting Lender (excluding any portion thereof constituting Swingline Exposure or LC Exposure of such Defaulting Lender that is subject to reallocation under clause (c)(i) below);

(b)         the Commitments and Revolving Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)         if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)             all or any part of the Swingline Exposures and LC Exposures of such Defaulting Lender (other than (A) in the case of a Defaulting Lender that is a Swingline Lender, any portion of such Swingline Exposure referred to in clause (b) of the definition of the terms Tranche One Swingline Exposure or Tranche Two Swingline Exposure, (B) any portion of such Swingline Exposure with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) and (C) any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the non-Defaulting Tranche One Lenders or non-Defaulting Tranche Two Lenders, as applicable, in proportion to their respective Tranche One Percentages or Tranche Two Percentages, as applicable, but only to the extent that (A) (x) the sum of all non-Defaulting Tranche One Lenders’ Tranche One Revolving Credit Exposures plus such Defaulting Lender’s Tranche One Swingline Exposure (other than any portion thereof referred to in the parenthetical clause above) and Tranche One LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the total of all non-Defaulting Tranche One Lenders’ Tranche One Commitments and (y) after giving effect to such reallocation, the Tranche One Revolving Credit Exposure of any non-Defaulting Lender does not exceed the Tranche One Commitment of such Lender and (B) (x) the sum of all non-Defaulting Tranche Two Lenders’ Tranche Two Revolving Credit Exposures plus such Defaulting Lender’s Tranche Two Swingline Exposure (other than any portion thereof referred to in the parenthetical clause above) and Tranche Two LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the total of all non-Defaulting Tranche Two Lenders’ Tranche Two Commitments and (y) after giving effect to such reallocation, the Tranche Two Revolving Credit Exposure of any non-Defaulting Lender does not exceed the Tranche Two Commitment of such Lender; provided that this clause (c)(i) shall not apply if, at the time the reallocation provided for herein would otherwise have been made, an Event of Default has occurred and is continuing;

(ii)             if the reallocations described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, within one Business Day following notice by the Administrative Agent (after giving effect to any partial reallocation pursuant to clause (i) above), (x) first, prepay the portion of such Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (y) second, cash collateralize for the benefit of the Issuing Banks the Borrowers’ obligations corresponding to the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated, such cash collateralization to be in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii)            if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)            if the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with the amounts of such LC Exposure allocated to the non-Defaulting Lenders;

(v)            if all or any portion of such Defaulting Lender’s Swingline Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Swingline Lenders or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.12(a) to such Defaulting Lender with respect to such portion of its Swingline Exposure shall be payable to the applicable Swingline Lender until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(vi)           if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.12(a) to such Defaulting Lender with respect to such portion of its LC Exposure, and all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure, shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)         so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless it is satisfied that the Defaulting Lender’s Swingline Exposure and LC Exposure will be 100% reallocated to the non-Defaulting Lenders and/or cash collateralized as provided above, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders of the applicable Tranche in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a parent entity of any Lender shall occur following the Restatement Effective Date and for so long as such event shall continue or (ii) a Swingline Lender or an Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, reasonably satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to eliminate any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitments and on such date such Lender shall purchase at par such of the Tranche One Loans and/or Tranche Two Loans of the other Lenders, and such funded participations in Swingline Loans and LC Disbursements, as the Administrative Agent shall determine to be necessary in order for the Lenders to hold such Loans and funded participations in accordance with their applicable Tranche Percentages, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 11.02 and this Section during such period shall be binding on it).

The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.22 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, each Issuing Bank, the Swingline Lender, the Company or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.23. Extension of Maturity Date.

(a)         The Company may, up to two times after the Restatement Effective Date, by written notice (an “Extension Notice”) delivered to the Administrative Agent, request an extension (each, an “Extension”) of the Maturity Date to a date no later than the first anniversary of the then existing Maturity Date (such existing Maturity Date, the “Existing Maturity Date”), provided that not more than a single Extension may be effected in any period of 12 consecutive months and, after giving effect thereto, the Maturity Date may not be more than five years after the applicable Extension Closing Date (as defined below).

(b)         The Administrative Agent shall promptly furnish a copy of each Extension Notice to each Lender, and shall request that each Lender advise the Administrative Agent whether or not such Lender agrees to the requested Extension within 20 days of delivery to such Lender of such Extension Notice; provided that any Lender that does not advise the Administrative Agent by the 20th day after the date of such Extension Notice shall be deemed to be have declined the requested Extension (each Lender agreeing to the requested Extension being called an “Extending Lender”, and each Lender declining or deemed to have declined to agree to the requested Extension being called a “Non-Extending Lender”). The decision to agree or withhold agreement to any Extension hereunder shall be at the sole discretion of each Lender. If Lenders constituting not less than the Required Lenders shall have agreed to extend the Maturity Date before the anniversary of the Restatement Effective Date immediately following the delivery of the applicable Extension Notice, then, effective as of the Extension Closing Date (as defined below) with respect thereto, the Maturity Date applicable to the Extending Lenders shall be the first anniversary of the Existing Maturity Date; provided that no extension of the Maturity Date pursuant to this Section 2.23 shall become effective unless (the first date on which such consent of the Required Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Closing Date”) on the applicable Extension Closing Date, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such Extension) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. The Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder shall be due and payable on the Existing Maturity Date. Notwithstanding the foregoing provisions of this paragraph, the terms “Availability Period” and “Maturity Date” (without taking into consideration any extension pursuant to this Section 2.23), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender shall not have consented to any Extension, (1) such Issuing Bank or such Swingline Lender, as applicable, shall continue to have all the rights and obligations of an Issuing Bank or a Swingline Lender, as applicable, hereunder through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit or make any Swingline Loan (but shall, in each case, continue to be entitled to the benefits of Sections 2.04, 2.05, 2.15, 2.17, 2.20 and 11.03, as applicable, as to Letters of Credit or Swingline Loans issued or made prior to such time), and (2) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank and the Swingline Exposure attributable to Swingline Loans made by such Swingline Lender to be zero no later than the day on which such LC Exposure or Swingline Exposure, as applicable, would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and in any event, no later than such Existing Maturity Date)).

ARTICLE III

Representations and Warranties

The Company represents and warrants, and each Borrower represents and warrants as to itself and its subsidiaries, to the Lenders that:

SECTION 3.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business and is in good standing in every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership or other applicable powers and have been duly authorized by all necessary corporate, partnership and, if required, stockholder or other equityholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts; Margin Stock. (a)The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party (other than Liens created hereunder).

(b)               Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of such Regulation U. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the restrictions of Section 6.02 or 6.04 will be margin stock (within the meaning of Regulation U).

SECTION 3.04. Financial Condition; No Material Adverse Change. (a)The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended September 30, 2020, audited and reported on by Ernst & Young LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended December 31, 2020, March 31, 2021 and June 30, 2021, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)               Since September 30, 2020, there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a)The Company and each of the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)               Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including the United States Food and Drug Administration and the corresponding Governmental Authorities in Canada, the United Kingdom and the Republic of Ireland) pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b)               Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Any excess of the accumulated benefits under one or more Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) over the fair market value of the assets of such Plan or Plans is in an amount that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. (a)The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b)               As of the Restatement Effective Date, to the best knowledge of the Company, the information included in each Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12. Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. As of the Restatement Effective Date, all premiums in respect of such insurance have been paid to the extent due.

SECTION 3.13. Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

SECTION 3.14. Anti-Corruption Laws and Sanctions. The Company has implemented and will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or agent of the Company or any Subsidiary, is a Sanctioned Person. No Borrowing will be made or Letter of Credit obtained (a) for the purpose of funding payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in violation of applicable Anti-Corruption Laws or (b) for the purpose of financing the activities or transactions of or with any Sanctioned Person or in any Sanctioned Country, in each case, to the extent it would result in a violation of any applicable law by any party hereto.

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement to be in the form hereof and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 11.02):

(a)               The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from each other party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 11.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of a counterpart of this Agreement).

(b)               The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders and dated the Restatement Effective Date) of each of (i) Morgan, Lewis & Bockius LLP, counsel for the Borrowers, and (ii) Elizabeth S. Campbell, Executive Vice President and Chief Legal Officer of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(c)               The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrowers, the Loan Documents or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)               The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President and Chief Executive Officer, a Vice President or a Financial Officer of the Company, certifying that (i) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except in the case of those representations and warranties already qualified by materiality, which shall be true and complete in all respects) on and as of the Restatement Effective Date and (ii) no Default has occurred and is continuing on and as of the Restatement Effective Date.

(e)               The Administrative Agent and each Lender shall have received (i) all documentation and other information requested by it for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Anti-terrorism Act (Canada) and, (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to such Borrower, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (e) shall be deemed to be satisfied), not fewer than five Business Days prior to the Restatement Effective Date.

(f)                The Borrowers shall have paid, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 4.01 shall pay, (i) the principal on any borrowings outstanding under the Existing Credit Agreement, and all interest and all fees referred to in Sections 2.12(a) and 2.12(b)(i) of the Existing Credit Agreement accrued but unpaid to the Restatement Effective Date under the Existing Credit Agreement, and (ii) any other amounts owing to, or accrued under the Existing Credit Agreement for the account of, any lender under the Existing Credit Agreement that will not continue as a Lender under this Agreement.

(g)               The Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date in connection with this Agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(h)               The financial covenant set forth in the Term Credit Agreement shall have been, or substantially concurrently shall be, amended to be consistent with Section 6.05 hereof.

(i)                 All principal, interest, fees and other amounts due or outstanding under the Existing 364-Day Credit Agreement shall have been paid in full, the commitments thereunder shall have been or substantially concurrently shall be terminated and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

The Administrative Agent shall notify the Company and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend or extend any Letter of Credit is subject to, in addition to the conditions set forth in Section 4.01, receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)               With the exception of the representations and warranties set forth in Sections 3.04(b) and 3.06(a), which must be true and correct in all material respects only on the Restatement Effective Date or the applicable Increase Effective Date or Extension Closing Date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except in the case of those representations and warranties already qualified by materiality, which shall be true and complete in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable.

(b)               At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than any conversion or continuation of a Loan) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

SECTION 4.03. Effectiveness of Designation of each Additional Borrowing Subsidiary. The effectiveness of the designation of any Subsidiary as a Borrowing Subsidiary in accordance with Section 2.21 is subject to the satisfaction of the following conditions:

(a)               The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrower Joinder Agreement duly executed by all parties thereto.

(b)               The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrower, the authorization and legality of the Transactions insofar as they relate to such Borrower and any other legal matters relating to such Borrower, its Borrower Joinder Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)               The Administrative Agent and the Lenders shall have received all documentation and other information relating to such Borrower requested by them for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees, and each Borrower covenants and agrees, as to itself and its subsidiaries, with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, which will make available to each Lender:

(a)               as soon as available, and in any event within 95 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related audited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, in each case setting forth in comparative form the figures for the previous fiscal year, all reported on by an independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)               as soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter (other than in the case of the statements of cash flows) and the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)               within five Business Days after any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 or theretofore most recently delivered under clause (a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)               promptly after the same become publicly available, the Company will provide to each Lender copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(e)               promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act or Beneficial Ownership Regulation; and

(f)                promptly following any request therefor, such other information regarding the operations, business affairs, assets and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request, it being understood that the Company may require any Lender receiving such information to confirm in writing its confidentiality obligations under Section 11.12.

Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Company posts such information, or the annual or quarterly reports containing such information, on the Company’s website at http://www.amerisourcebergen.com or such information, or such reports, shall be available on the Securities and Exchange Commission’s website at http://www.sec.gov or on an Electronic System.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender, promptly after any Financial Officer or other executive officer of the Company obtains knowledge thereof, written notice of the following:

(a)               the occurrence of any Default;

(b)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)               the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)               any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)               any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the control person or list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or reference line that reads “Notice under Section 5.02 of Amended and Restated Credit Agreement dated as of November 4, 2021” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (other than as to the preservation of the legal existence of any Loan Party) where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained (as reasonably determined by the Company) by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection and Audit Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which true and correct in all material respects entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent registered public accounting firm, all at such reasonable times and as often as reasonably requested, subject to such reasonable notice requirements and other procedures as shall from time to time be agreed upon by the Company and the Administrative Agent.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds and Letters of Credit. (a)The proceeds of the Loans will be used only for the purposes set forth in the introductory statements to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes of the Company and its Subsidiaries.

(b)               No Borrower will use or permit the use of the proceeds of any Borrowing or any Letter of Credit (i) for the purpose of financing a payment to any Person in violation of applicable Anti-Corruption Laws, (ii) for the purpose of financing any activity or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any applicable Sanctions by any party hereto.

SECTION 5.09. Senior Debt Status. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated to any other Indebtedness of the Company or such other Loan Party, the Company shall take, or cause such other Loan Party to take, all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and, if relevant, as “designated senior indebtedness” in respect of all such subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees, and each Borrower covenants and agrees, as to itself and its subsidiaries, with the Lenders that:

SECTION 6.01. Subsidiary Indebtedness. The Company will not permit any Subsidiary to enter into any inventory securitization transaction or to create, incur, assume or permit to exist any Indebtedness, other than:

(a)               Indebtedness of a Securitization Entity under the Existing Securitization or any other Securitization;

(b)               Indebtedness of Subsidiaries under this Agreement;

(c)               Indebtedness of any Subsidiary owed to the Company or any other Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary;

(d)               [reserved];

(e)               Indebtedness of any Domestic Subsidiary that shall have executed and delivered an irrevocable Guarantee of the Obligations satisfactory in form and substance to the Administrative Agent (which, in the case of any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act, will be qualified as required to ensure compliance with the Commodity Exchange Act and any regulations thereunder);

(f)                Indebtedness of any Foreign Subsidiary; provided that (i) such Indebtedness shall not be Guaranteed by the Company or any Domestic Subsidiary and (ii) at the time of and after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (f) does not exceed 20% of that portion of the Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) as is attributable to Foreign Subsidiaries;

(g)               Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets acquired, constructed or improved by such Subsidiary; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(h)               Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Material Acquisition consummated after the Restatement Effective Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation) or such assets being acquired, and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith; and

(i)                 other Indebtedness of any Subsidiary; provided that at the time of and after giving effect to the incurrence of any such Indebtedness, (i) the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (i) does not exceed 5% of Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.04(a)) and (ii) the aggregate principal amount of all Indebtedness of Domestic Subsidiaries outstanding in reliance on this clause (i) does not exceed 1% of Consolidated Tangible Assets as of the end of such most recent fiscal quarter.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)               (i) Permitted Encumbrances and (ii) Liens created under the Loan Documents;

(b)               any Lien on any asset of the Company or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(c)               any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(d)               Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including any Capital Lease Obligations or other Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other assets of the Company or any Subsidiary;

(e)               Liens on accounts receivable and the Proceeds thereof existing or deemed to exist in connection with (i) any Supply Chain Financing Arrangement, solely to the extent arising as a result of a recharacterization of a sale of accounts receivable thereunder, or (ii) any Securitization permitted pursuant to Section 6.01;

(f)                Liens on assets of any Foreign Subsidiary (other than any Borrower) securing Indebtedness of any Foreign Subsidiary permitted by Section 6.01;

(g)               Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow; and

(h)               other Liens securing obligations not greater than US$100,000,000 in the aggregate outstanding at any time.

SECTION 6.03. Fundamental Changes. (a)The Company will not, and will not permit any Subsidiary to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and if any party to such merger is a Borrower, the surviving entity is a Borrower), (iii) any acquisition may be accomplished by a merger of one or more Subsidiaries in a transaction in which the surviving entity is a Subsidiary (and if any party to such merger is a Borrower, the surviving entity is a Borrower) and (iv) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b)               The Company will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto or to the healthcare industry.

SECTION 6.04. Asset Sales. The Company will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any Person.

SECTION 6.05. Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter to exceed 3.75 to 1.00; provided that upon the consummation of any Material Acquisition that involves payment of cash consideration of at least US$500,000,000 and the written election of the Company to the Administrative Agent (which shall deliver a copy to the Lenders), the maximum permitted Leverage Ratio set forth above shall increase to 4.00 to 1.00, with respect to the last day of the fiscal quarter of the Company during which such Material Acquisition is consummated and the last day of the first, second and third full fiscal quarters of the Company ending after the date of the consummation of such Material Acquisition; provided, however, that the Company shall not be permitted to make such an election if the Company has theretofore made such an election unless (a) at least two consecutive full fiscal quarters of the Company shall have ended since the date of such prior election without an increase being in effect or (b) the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company ended since the date of such prior election did not exceed 3.75 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)               any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)               any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)               any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)               the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.08 or in Article VI;

(e)               any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)                the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable prior to the expiration of any grace period applicable to such payment;

(g)               any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or there shall occur any default, event of default, event of termination or other event that results in, or entitles any person other than the Company or a Subsidiary to cause, the acceleration of any Indebtedness, or the termination of the purchase of accounts receivable, under any Securitization; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase or redemption thereof or (iii) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related acquisition is not consummated;

(h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                 any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                 any Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)               one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 which is not paid or fully covered by insurance shall be rendered against any Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Significant Subsidiary to enforce any such judgment;

(l)                an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)              any Guarantee under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, binding and enforceable obligation of the Company or the applicable Loan Party; or

(n)               a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder or under any of the other Loan Documents, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall immediately and automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder or under any of the other Loan Documents, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action. (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)               The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

(c)               The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (ii) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(d)               The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “Notice of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, amendment or extension of such Letter of Credit. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from (A) any confirmation of the Revolving Credit Exposure or the component amounts thereof (B) any determination made by it under Section 1.05 or (C) the form or substance of any Guarantee executed by any Domestic Subsidiary as contemplated by Section 6.01(e).

(e)               The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f)                The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties, including through its Toronto or London branches as applicable. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(g)               In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17, 2.20 and 11.03) allowed in such judicial proceeding; and

(ii)                to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 11.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02. Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on an Electronic System.

(b)               Although the Electronic System and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Electronic System is secured through a per-deal authorization method whereby each user may access the Electronic System only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or any Issuing Bank that are added to the Electronic System, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Electronic System and understands and assumes the risks of such distribution.

(c)               THE ELECTRONIC SYSTEM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE ELECTRONIC SYSTEM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE ELECTRONIC SYSTEM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE ELECTRONIC SYSTEM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE ELECTRONIC SYSTEM.

(d)               Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Electronic System shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)               Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Electronic System in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)                Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.03. Successor Administrative Agent. Subject to the provisions of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject (except during the existence of an Event of Default) to the approval of the Company (not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, subject (except during the existence of an Event of Default) to the approval of the Company (not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (y) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.04. Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)               Each Lender, by becoming a party to this Agreement, including by delivering its signature page to an Assignment and Assumption or an Accession Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.

(c)               (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as the case may be, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 8.04(c) shall be conclusive, absent manifest error.

(ii)              Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as the case may be, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)            Each of the Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as the case may be, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any Borrower or any other Loan Party.

(iv)             Each party’s obligations under this Section 8.04(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under the Loan Documents.

SECTION 8.05. Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Arrangers in their sole discretion, and such Lender.

In addition, unless either (1) the immediately preceding clause (i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent and the Arrangers are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.06. Miscellaneous. (a) Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

(b)               The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except for the Company’s rights under Section 8.03, none of the Borrowers or other Loan Parties shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Collection Allocation Mechanism

On the CAM Exchange Date, (a) the Commitments shall automatically and without further act be terminated as provided in Article VII, (b) each Lender shall become obligated to fund, within one Business Day, all participations in outstanding Swingline Loans held by it (it being agreed that the CAM Exchange shall not result in a reallocation of such funding obligations, but only of the funded participations resulting therefrom) and (c) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 11.04 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans.

In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement of either Tranche by an Issuing Bank that is not reimbursed by the applicable Borrower, then (a) each Lender of such Tranche shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s Tranche One Percentage or Tranche Two Percentage, as the case may be, of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive absent manifest error.

ARTICLE X

Guarantee

In order to induce the Lenders and the Issuing Banks to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower or other obligor of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement, (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, (e) any decree or order, or any law or regulation of any jurisdiction or event affecting any term of an Obligation or (f) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation or any other circumstance that might constitute a defense of the Company or any other Borrower or obligor, and any defense arising from the foregoing is hereby waived.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Obligations), and any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations) is hereby waived.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or other obligor or otherwise.

In furtherance of the foregoing, and not in limitation of any other right, the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower or other obligor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower or other obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower or other obligor to the Administrative Agent, the Issuing Bank and the Lenders.

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices. (a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)               if to the Company, to it at 1 West First Avenue, Conshohocken, PA 19428-1800, Attention of J.F. Quinn, Senior Vice President and Treasurer (email: JQuinn@amerisourcebergen.com), with a copy to the Company, Attention Elizabeth S. Campbell, Executive Vice President and Chief Legal Officer, email: ECampbell@amerisourcebergen.com;

(ii)              if to any Borrower (other than the Company), to it in care of the Company as provided in clause (i) above;

(iii)            if to JPMorgan in its capacity as Administrative Agent or a Swingline Lender, to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, NCC5, 1st Floor

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Phone No.: (302) 634-5581

Email: rocio.alvarez@jpmchase.com

with a copy to

JPMorgan Chase Bank, N.A.

383 Madison Avenue, Floor 24

New York, NY 10179

Attention: Greg Martin

Email: gregory.t.martin@jpmorgan.com; and

with a copy to (x) in the case of notices or other communications to the Administrative Agent relating to withholding tax inquiries, to agency.tax.reporting@jpmorgan.com and (y) in the case of delivery to the Administrative Agent of compliance certificates or financial statements, to covenant.compliance@jpmchase.com;

or in its capacity as an Issuing Bank, to:

JPMorgan Chase Bank, N.A.

10420 Highland Manor Drive, 4th Floor

Tampa, FL 33610

Attention: Standby LC Unit

Phone No.: (800) 364-1969

Email: GTS.Client.Services@jpmchase.com;

with a copy to

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, NCC5, 1st Floor

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Phone No.: (302) 634-5581

Email: rocio.alvarez@jpmchase.com;

with a copy to

JPMorgan Chase Bank, N.A.

383 Madison Avenue, Floor 24

New York, NY 10179

Attention: Greg Martin

Email: gregory.t.martin@jpmorgan.com; and

(iv)             if to any other Issuing Bank, Swingline Lender or Lender, to it at its address (or telephone number or email address, as applicable) set forth in its Administrative Questionnaire.

(b)               Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received); and notices and other communications delivered through email or Electronic Systems to the extent provided in paragraph (c) below shall be effective as provided in such paragraph.

(c)               Notices and other communications to the Lenders and Issuing Banks hereunder may be, in addition to email, delivered or furnished by other electronic communications or using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication or using Electronic Systems. Any notices or other communications to the Administrative Agent or any Borrower may be, in addition to email, delivered or furnished by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited or rescinded by such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)               Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice, in the case of the Administrative Agent or any Borrower, to the other parties hereto and, in the case of any Lender or Issuing Bank, by notice to the Administrative Agent and the Company.

SECTION 11.02. Waivers; Amendments. (a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)               Except as provided in Section 11.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled maturity of any Loan or the required date of reimbursement of any LC Disbursement, or any scheduled date for the payment of any interest or fees payable hereunder (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.13(i)), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.13(i)), without the written consent of each Lender affected thereby, (iv) change Section 2.05(c) to permit any Letter of Credit to expire after the date specified in such Section without the written consent of each Lender affected thereby, (v) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release the Company from its Guarantee under Article X, or limit the liability of the Company in respect of such Guarantee, without the written consent of each Lender or (viii) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments or prepayments due to Lenders of any Class differently than Lenders of any other Class, without the written consent of such number or percentage of Lenders of the adversely affected Class as would constitute the Required Lenders if such Class of Lenders were the sole Class of Lenders hereunder; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders of any Class (but not of Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company and such number or percentage of the Lenders of the affected Class as would constitute the Required Lenders if such Class of Lenders were the sole Class of Lenders hereunder.

(c)               Notwithstanding anything to the contrary in paragraph (b) of this Section:

(i)            any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(ii)           any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks and the Swingline Lenders) if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made and all other amounts owing to it or accrued for its account under this Agreement;

(iii)          any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders;

(iv)          this Agreement may be amended in a manner provided in Sections 2.05(j), 2.05(k), 2.09(d), 2.09(f), 2.14(b) and 2.23;

(v)           this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.21 and, in connection with any Borrowing Subsidiary becoming a party hereto, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(vi)          in connection with the addition of any new currency as a Designated Currency under any Tranche in accordance with the definition of such term, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(vii)         the Administrative Agent and the applicable Issuing Bank may enter into agreements referred to in Section 2.05(j), and the term “LC Commitment”, as such term is used in reference to such Issuing Bank, may be modified as contemplated by the definition of such term; and

(viii)        no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of Section 11.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(d)               The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 11.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 11.03. Expenses; Limitation of Liability; Indemnity. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, the Arrangers and their Affiliates, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Arranger, Issuing Bank or Lender, including the fees, charges and disbursements of any outside counsel for the Administrative Agent or such Arranger, Issuing Bank or Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)               To the extent permitted by applicable law (i) each Borrower and any other Loan Party shall not assert, and each Borrower and other Loan Party hereby waives, any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 11.03(b) shall relieve any Borrower and any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.03(c) or elsewhere in the Loan Documents, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)               The Company shall indemnify each Lender-Related Person (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, (ii) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any Environmental Liability related in any way to the Company or any of the Subsidiaries or (v) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated by any Indemnitee, the Company, any other Borrower, any other party hereto or a third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee or (B) the breach by such Indemnitee in bad faith of its obligations under the Loan Documents.

(d)               To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Issuing Bank or Swingline Lender, or any Related Party of any of the foregoing, under paragraph (a) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or Swingline Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or such Swingline Lender in its capacity or in fulfilling its role as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), an Issuing Bank or any Swingline Lender in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Revolving Credit Exposures (provided that, for purposes of this definition, the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Tranche One Swingline Exposure in excess of its Tranche One Percentage of all outstanding Tranche One Swingline Loans and any amount of its Tranche Two Swingline Exposure in excess of its Tranche Two Percentage of all outstanding Tranche Two Swingline Loans, and the unused Commitments of such Lender shall be determined without regard to any such excess amounts) and unused Commitments at the time (or most recently outstanding and in effect).

(e)               All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 11.04. Successors and Assigns. (a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (f) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments under any Tranche and the Loans and other amounts at the time owing to it under any Tranche) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company; provided that (x) no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

(B) the Administrative Agent;

(C) each Issuing Bank; and

(D) each Swingline Lender that shall have agreed to make Swingline Loans under the applicable Tranche.

(ii)              Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of any Commitment of the assigning Lender, the amount of each Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent shall otherwise consent; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

(B) each partial assignment of a Commitment and extensions of credit under a Tranche shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under such Tranche;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System), together with a processing and recordation fee of US$3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17 and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, State and foreign securities laws.

(c)               Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.20 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(d)               The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, Issuing Bank and Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)               Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(f)                Any Lender may, without notice to or the consent of the Company, the Administrative Agent, the Issuing Banks or any other Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and its Loans and other extensions of credit hereunder); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15, 2.17 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrowers are required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.16, 2.17, 2.20 and 11.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.20 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent or to the Arrangers and their Affiliates and any provisions in any commitment letter executed and delivered by the Company in connection with the transactions contemplated hereby that by the express terms of such commitment letter survive the execution or effectiveness of this Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)               Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, that, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender or Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (1) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Borrowers and the other Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduce an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) agrees that the Administrative Agent and each of the Lenders and Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (4) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of any Borrower or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Company or any Borrower against any of and all the obligations of the Company, whether in its capacity as a Borrower or guarantor, or any other such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)               Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, and each of the Borrowers hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it shall be brought, and heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c)               Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each Borrowing Subsidiary that is not a US Subsidiary hereby irrevocably designates, appoints and empowers the Company (with a mandatory copy to the Philadelphia office of Morgan, Lewis & Bockius LLP, having its address at 1701 Market Street, Philadelphia PA 19103, Attention of Andrew T. Budreika, Esq.), as its process agent to receive for and on its behalf service of process in any legal action or proceeding arising out of or relating to this Agreement. It is understood that a copy of any such process served on the Company, as process agent, shall be promptly forwarded by registered mail by the Person commencing such proceeding to such Borrowing Subsidiary at the address specified in Section 11.01, but the failure of such Borrowing Subsidiary to receive such copy shall not affect in any way the service of such process as aforesaid.

(e)               Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in the Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f)                In the event any Loan Party or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Loan Party hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.

SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any manner except in connection with this Agreement, except that Information may be disclosed (a) to its and its Affiliates’ Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (b) to the extent requested by any governmental, supervisory or regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that, other than in the case of any request by any bank regulatory authority exercising examination or audit authority, it will to the extent reasonably practicable provide the Company with an opportunity to request confidential treatment from such authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (g) with the written consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Company or any Subsidiary or (ii) becomes available to the Administrative Agent, such Issuing Bank or such Lender on a nonconfidential basis from a source other than the Company, (i) on a confidential basis to (i) any rating agency in connection with the rating of the Company or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (j) to market data collectors, similar service providers, including league table providers, to the lending industry, in each case, information of the type routinely provided to such providers and (k) to service providers to the Administrative Agent or any of the Lenders in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality). For the purposes of this Section, “Information” means all confidential information received from the Company relating to the Company or its businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any extension of credit hereunder, together with all fees, charges and other amounts which are treated as interest on such extension of credit under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender that made such extension of credit in accordance with applicable law, the rate of interest payable in respect of such extension of credit hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such extension of credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other extensions of credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.14. Certain Notices. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. In addition, each Lender hereby notifies the Borrowers that under the Credit Reporting Act 2013 of Ireland, Lenders are required to provide personal and credit information for credit applications and credit agreements of €500 and above to the Central Credit Register of Ireland, and that this information will be held in such Central Credit Register and may be used by other lenders when making decisions on the credit applications and credit agreements of the Borrowers.

SECTION 11.15. Non-Public Information. (a)Each Lender acknowledges that all information furnished to it pursuant to this Agreement by the Company or on its behalf and relating to the Company, the Subsidiaries or their businesses may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with the procedures and applicable law, including Federal, state and foreign securities laws.

(b)               All such information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 11.16. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges to be bound by:

(a)               the application of any Write-Down and Conversion Power by a Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

SECTION 11.17. No Fiduciary Duty. The Company agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such Transactions or communications. To the fullest extent permitted by law, the Borrowers hereby agree not to assert any claims against the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any of their respective Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.18. Conversion of Currencies. (a)If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)               The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 11.19. Company as Agent of Borrowing Subsidiaries. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (a) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (b) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 11.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.

SECTION 11.20. Acknowledgment Regarding any Supported QFCs. (a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)               In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 11.21. Amendment and Restatement. This Agreement amends and restates and replaces in its entirety the Existing Credit Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Credit Agreement are hereby amended, restated, replaced and superseded, in their entirety, on the terms and provisions set forth herein; provided that all indemnification obligations of the Borrowers pursuant to the Existing Credit Agreement shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement. In furtherance of the foregoing, each party hereto acknowledges and agrees that, on and as of the Restatement Effective Date, Schedule 2.01 hereto sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 hereto shall have, or shall be deemed to have, a Commitment under this Agreement as of the Restatement Effective Date, it being understood and agreed that each such Person, if a Lender under the Existing Credit Agreement, shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.20 and 11.03 of the Existing Credit Agreement).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first above written.

amerisourcebergen corporation INNOMAR STRATEGIES INC.

By:	/s/ J.F. Quinn
Name: J.F. Quinn
Title: Senior Vice President and Corporate Treasurer

bp pharmaceuticals laboratories unlimited company centaur services limited

By:	/s/ J.F. Quinn
Name: J.F. Quinn
Title: Senior Vice President and Corporate Treasurer

[Signature Page to Amended and Restated Credit Agreement]

jpmorgan chase bank, n.a., individually and as Issuing Bank, Swingline Lender and Administrative Agent

By:	/s/ Gregory T Martin
Name: Gregory T Martin
Title: Executive Director

[Signature Page to Amended and Restated Credit Agreement]

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender and an Issuing Bank

By:	/s/ Darren Merten
Name: Darren Merten
Title: Director

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

WELLS FARGO BANK NATIONAL ASSOCIATION

By	/s/ Andrea S Chen
Name: Andrea S Chen
Title: Managing Director

For any institution requiring a second signature block:

By
Name:
Title:

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A. (in its capacity as a Lender):

By	/s/ Eugene Yermash
Name: Eugene Yermash
Title: Director

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

MORGAN STANLEY BANK, N.A.

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

MUFG Bank, Ltd.

By	/s/ Jack Lonker
Name: Jack Lonker
Title: Director

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

THE BANK OF NOVA SCOTIA,

By	/s/ Arjun Talwalkar
Name: Arjun Talwalkar
Title: Director

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender: U.S. BANK NATIONAL ASSOCIATION

By	/s/ Tom Priedeman
Name: Tom Priedeman
Title: Senior Vice President

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

MIZUHO BANK, LTD.

By	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

For any institution requiring a second signature block:

By

Name:
Title:

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Domenic D'Ginto
Domenic D'Ginto
Managing Director

LENDER SIGNATURE PAGE TO AMERISOURCEBERGEN CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

TD Bank, N.A.

By	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President